EXHIBIT 10.2
-------------
(AMLI at River Run)














                           PARTNERSHIP INTEREST
                        PURCHASE AND SALE AGREEMENT

                             TABLE OF CONTENTS





1.   Recitals. . . . . . . . . . . . . . . . . . . . . . . . . .       1

2.   Agreement.. . . . . . . . . . . . . . . . . . . . . . . . .       1

3.   Defined Terms.. . . . . . . . . . . . . . . . . . . . . . .       3

4.   Closing Costs.. . . . . . . . . . . . . . . . . . . . . . .       7

5.   Deposit of Earnest Money; Escrow Provisions.. . . . . . . .       8

6.   Inspection. . . . . . . . . . . . . . . . . . . . . . . . .       8

7.   Title Review. . . . . . . . . . . . . . . . . . . . . . . .      12

8.   Operations. . . . . . . . . . . . . . . . . . . . . . . . .      13

9.   Conditions Precedent To Closing.. . . . . . . . . . . . . .      14

10.  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . .      16

11.  Closing.. . . . . . . . . . . . . . . . . . . . . . . . . .      17

12.  Closing Documents.. . . . . . . . . . . . . . . . . . . . .      18

13.  Closing Adjustments.. . . . . . . . . . . . . . . . . . . .      21

14.  Tax Returns and Elections.. . . . . . . . . . . . . . . . .      23

15.  Sellers' Representations, Warranties and Covenants. . . . .      24

16.  "AS IS" Purchase. . . . . . . . . . . . . . . . . . . . . .      34

17.  Miscellaneous.. . . . . . . . . . . . . . . . . . . . . . .      35

18.  Information and Audit Cooperation.. . . . . . . . . . . . .      37

19.  Tax Structure.. . . . . . . . . . . . . . . . . . . . . . .      38

20.  Notice to Illinois Department of Revenue ("IDR"). . . . . .      38

























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                             LIST OF EXHIBITS
                             ----------------


EXHIBIT A   Legal Description                     Recitals

EXHIBIT B   Personal Property List                Definitions

EXHIBIT C   Rent Roll                             Sections 12.1.9; 15.1.23

EXHIBIT D   Escrow Instructions                   Sections 5.2; 17.14

EXHIBIT E   Development Agreements                Section 27

EXHIBIT F   Form of Closing Statement             Section 12.4

EXHIBIT G   Service Contracts                     Section 2.11

EXHIBIT H   Addresses for Notices                 Section 17.9

EXHIBIT I   Appendix 9.14                         Section 18

EXHIBIT J   Paid Bill Certificate                 Sections 12.1.15; 13.10

EXHIBIT K   Sellers' Bringdown Certificate        Sections 12.1.6;15.1

EXHIBIT L   Lease Form                            Sections 8.3;15.2.1.4

EXHIBIT M   Partnership Agreement                 Section 15.1.41

EXHIBIT N   Assignment of Partnership Interests   Section 12.1.1

EXHIBIT O   Termination of Management Agreement   Section 12.1.7

EXHIBIT P   FIRPTA Certificates                   Section 12.1.12

EXHIBIT Q   Description of the Improvements       Recitals

EXHIBIT R   Environmental Reports                 Definitions

EXHIBIT S   Termination of Development Agreement  Section 12.1.7





























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             PARTNERSHIP INTEREST PURCHASE AND SALE AGREEMENT
             ------------------------------------------------


This Partnership Interest Purchase and Sale Agreement (this "Agreement") is among ALTMAN DEVELOPMENT CORPORATION, a Michigan corporation ("Altman" or "GP"), TOPPEL RIVER RUN, LTD., a Florida limited partnership ("Limited Partner 1"), RIVER RUN ASSOCIATES, LLC, a Florida limited liability company ("Limited Partner 2"), LEONARD L. ABESS, SR. REVOCABLE TRUST DATED APRIL 8, 1992 ("Limited Partner 3"), JOEL L. ALTMAN ("Limited Partner 4"), ALTMAN PARTNERS RIVER RUN, LTD., a Florida limited partnership ("Limited
Partner 5"), ADC EQUITY PARTNERS RIVER RUN, LTD., a Florida limited partnership ("Limited Partner 6"); GP, Limited Partner 1, Limited
Partner 2, Limited Partner 3, Limited Partner 4, Limited Partner 5, and Limited Partner 6 are hereinafter individually referred to as "Seller" and collectively referred to as the "Sellers"), and AMLI RESIDENTIAL PROPERTIES, L.P., a Delaware limited partnership ("New GP") and AMLI RESIDENTIAL PROPERTIES, LLC, a Delaware limited liability company ("New LP"; New LP and New GP are hereinafter collectively referred to as "Purchaser") and, for the limited purposes set forth herein, The Preserve at River Run Limited Partnership, a Florida limited partnership (the "Owner").


                                 RECITALS:

      A. Sellers are the sole owners of one hundred percent (100%) of the partnership interests (collectively, the "Partnership Interests") in the Owner, in which Altman is the sole owner of the one percent (1%) general partner interest (the "General Partnership Interest"), and the Limited Partners are the sole owners of the ninety-nine percent (99%) limited partner interest (the "Limited Partnership Interest").

      B. The Owner is the owner of the fee simple interest in certain real estate located in Will County, Illinois, commonly known as The Preserve at River Run (the "Apartment Complex"), which is more particularly described on EXHIBIT A attached hereto (the "Land"), and all buildings, structures and improvements erected on the Land, as well as all the fixtures located or to be located therein as generally described on EXHIBIT Q attached hereto (collectively the "Improvements").

      C. Purchaser and Sellers desire to set forth their agreements concerning the terms and conditions pursuant to which Sellers will sell to Purchaser and Purchaser will buy from Sellers one hundred percent of the Partnership Interests in Owner.


                                 AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Purchaser agree as follows:

   1. RECITALS. The foregoing Recitals are true and correct and are incorporated into and form a part of this Agreement.

   2. AGREEMENT. Subject to the terms and conditions of this Agreement, Sellers agree to sell to Purchaser and Purchaser agrees to purchase from Sellers, the Partnership Interests so that Purchaser shall indirectly (through its ownership of Owner and subject to the terms of this Agreement) own the Land, the Improvements, and the Personal Property (as hereinafter defined), together with the items hereinafter set forth in this Section 2 (collectively, the "Property"). The term "Property" includes all of the Owner's interest, if any, in and to the following:





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      2.1   All easements, permits, licenses and rights (whether or not of record), tenements, hereditaments, privileges, and appurtenances in any way belonging or appertaining to the Land including, without limitation, all mineral, oil, gas and other hydrocarbon substances on and under the Land and all development, air and water rights relating to the Land.

      2.2   The Personal Property.

      2.3 Any land, lying in the bed of any street, road, alley, walks or avenue, open or proposed, at the foot of, adjoining or below the Land to the center line of such street, road, alley, walks or avenue, and in and to any strips and gores adjoining the Land.

      2.4 All reciprocal easement agreements and operating agreements, and all permits, licenses and rights, whether or not of record, appurtenant to the Land and the use of all strips and rights-of-way (including public and private vehicular and pedestrian rights-of-way), if any, abutting, adjacent, contiguous to or adjoining the Land.

      2.5 All interests as landlord in all leases, licenses, and other agreements to occupy all or any part of the Land or Improvements now or hereinafter in effect, excepting any such leases, licenses and agreements which expire or are terminated in accordance with their terms prior to the Closing Date (individually, a "Lease" and collectively, "Leases"), together with, and subject to the provisions of Section 13, all rents and other sums due the Owner as landlord (including, without limitation, garage income, storage income and all other fees and deposits, if any), accrued or accruing for a period or periods from and after the Closing Date under each such Lease and all guarantees by third parties of the tenants' obligations thereunder ("Lease Guaranties") and all Lease security deposits not theretofore applied to the respective tenant's obligations thereunder.

      2.6 All plans, site plans and specifications for construction of the Improvements (collectively hereinafter referred to as "Plans and Specifications") to be determined by Purchaser and Sellers as set forth in this Section 2.6.

      2.7 All agreements, if any, with governmental authorities or utility companies relating to the Land or Improvements, set forth on EXHIBIT E attached hereto (collectively, the "Development Agreements").

      2.8 All unexpired warranties and guaranties, if any, received in connection with the construction, improvement or development of the Land or Improvements (collectively, the "Development Guaranties").

      2.9 All building models, leasing brochures and marketing information relating to the Land and Improvements, if any.

      2.10 All licenses, permits, certificates of occupancy, and franchises issued or to be issued by any federal, state, county or municipal authority relating to the use, maintenance or operation of the Property, running to, or in favor of, the Owner or the Property.

      2.11 All service contracts, including but not limited to tax contest contracts, if any, and equipment leases in connection with or used by the Owner in the operation of the Property listed on EXHIBIT G attached hereto and incorporated herein by reference ("Service Contracts"). Purchaser has agreed to assume those Service Contracts marked "to be assumed by Purchaser" on EXHIBIT G (the "Assumed Service Contracts"). All other Service Contracts, whether or not listed on EXHIBIT G, must be terminated by Sellers prior to the Closing Date.

      2.12 All tenant files and operations and maintenance files, other than the property operations manual; provided, however, that Sellers and the Owner reserve all rights with respect to any such information which is privileged or confidential and disclosure thereof to Purchaser shall not cause or result in a waiver or release of such rights.



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      2.13  All other intangible personal property now or hereinafter owned by the Owner or in which the Owner otherwise has an interest and used in connection with or arising from the operation of the Property including, without limitation, claims, choses in action, tax appeals and on-site telephone numbers and any trademarks, logos, trade colors, service marks and trade names of Owner used in connection with the Property including the name "The Preserve at River Run."

Without limitation, the following are not included in the Property: the name "Altman," any logo, trade name, trademark, service mark, or other name or mark utilizing "Altman" or any software owned by or licensed by any other company or entity other than Owner.

  3. DEFINED TERMS. The following defined terms shall have the meanings set forth below:

      "Act" shall have the meaning set forth in Section 15.3.1 hereof.

      "Agreement" shall have the meaning set forth in the initial sentence hereof.

      "Altman" shall have the meaning set forth in the initial sentence hereof.

      "Altman Management" shall have the meaning set forth in Section 6.2.2 hereof.

      "Apartment Complex" shall have the meaning set forth in Section B of the Recitals hereof.

      "Approval Notice" shall have the meaning set forth in Section 6.4 hereof.

      "Assignment of Partnership Interests" shall have the meaning set forth in Section 12.1.1 hereof.

      "Assumed Service Contracts" shall have the meaning set forth in
Section 2.11 hereof.

      "Bringdown Certificate" shall have the meaning set forth in Section
15.1 hereof.

      "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended.

      "City" shall mean the City of Naperville, Illinois.

      "Closing" shall have the meaning set forth in Section 11 hereof.

      "Closing Date" shall have the meaning set forth in Section 11 hereof.

      "Closing Statement" shall have the meaning set forth in Section 12.4 hereof.

      "Conditions Precedent" shall have the meaning set forth in Section 9 hereof.

      "Development Agreements" shall have the meaning set forth in
Section 2.7 hereof.

      "Development Guaranties" shall have the meaning set forth in
Section 2.8 hereof.

      "Development Indemnity" shall have the meaning set forth in
Section 12.5 hereof.




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      "Earnest Money" shall mean collectively, the Initial Earnest Money
(as defined in Section 5.1 hereof) and the Second Earnest Money (as defined in Section 5.1 hereof).

      "Effective Date" shall mean the latest date of execution by Sellers, Partnership and Purchaser as indicated on the signature pages of this Agreement.

      "Environmental Laws" shall have the meaning set forth in Section
15.1.26 hereof.

      "Environmental Reports" shall mean those environmental reports listed on EXHIBIT R.

      "Escrow Agent" shall have the meaning set forth in Section 5.1 hereof.

      "Exchange" shall have the meaning set forth in Section 17 hereof.

      "FIRPTA Certificates" shall have the meaning set forth in Section
12.1.12 hereof.

      "FSOS" shall have the meaning set forth in Section 12.1.2.1 hereof.

      "GAAP" shall have the meaning set forth in Section 15.1.32 hereof.

      "General Partnership Interest" shall have the meaning set forth in Section A of the Recitals hereof.

      "Hazardous Materials" shall have the meaning set forth in Section
15.1.26 hereof.

      "Hazardous Substances" shall mean any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Environmental Laws or any other federal, state or local law, ordinance, rule or regulation applicable to the Property, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs), radon gas, urea formaldehyde, asbestos, lead or electromagnetic waves.

      "Improvements" shall have the meaning set forth in Section B of the Recitals hereof.

      "Inspection Period" shall mean the period of time beginning on August 1, 2004 and ending on August 30, 2004 during which Purchaser will conduct its inspection described in Section 6 hereof.

      "Inventory" shall have the meaning set forth in Section 12.1.3 hereof.

      "Kirkland Crossing Agreement" shall mean the Partnership Interest Purchase and Sale Agreement of even date herewith executed by the Purchaser, Altman, and other persons and entities that are not parties to this Agreement.

      "Land" shall have the meaning set forth in the Recitals hereof. The Land consists of approximately 17.88 acres.

      "Lease Guaranties" shall have the meaning set forth in Section 2.5 hereof.

      "Lease" and "Leases" shall have the meanings set forth in Section 2.5 hereof.





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      "Lender" shall mean Wells Fargo Bank, National Association.

      "Limited Partner" shall mean any one of the Limited Partners.

      "Limited Partner 1" shall have the meaning set forth in the initial sentence hereof.

      "Limited Partner 2" shall have the meaning set forth in the initial sentence hereof.

      "Limited Partner 3" shall have the meaning set forth in the initial sentence hereof.

      "Limited Partner 4" shall have the meaning set forth in the initial sentence hereof.

      "Limited Partner 5" shall have the meaning set forth in the initial sentence hereof.

      "Limited Partner 6" shall have the meaning set forth in the initial sentence hereof.

      "Limited Partners" shall mean, collectively, Limited Partner 1, Limited Partner 2, Limited Partner 3, Limited Partner 4, Limited Partner 5, and Limited Partner 6.

      "Limited Partnership Interest" shall have the meaning set forth in Section A of the Recitals hereof.

      "Loan" shall mean the construction loan evidenced by, among other things, the documents filed in the Public Records of Will County, Illinois together with all related security documents filed in the Public Records of Will County and with the Illinois Secretary of State including, without limitation, that certain Mortgage, Assignment of Leases and Rents and Security Agreement in favor of Lender recorded under Instrument Number 2001067957 of the Public Records of Will County, Illinois, as modified by Mortgage Modification Agreement recorded under Instrument Number 2004121874 of the Public Records of Will County, Illinois, and State of Illinois Financing Statement recorded in Instrument Number 4394284 of the records of the Secretary of State of Illinois.

      "Material" shall have the meaning set forth in Section 9.4 hereof.

      "Material Condemnation" shall have the meaning set forth in Section
9.5 hereof.

      "New GP" shall have the meaning set forth in the initial sentence hereof.

      "New LP" shall have the meaning set forth in the initial sentence hereof.

      "Owner" shall have the meaning set forth in the initial sentence hereof.

      "Owner Policy" shall have the meaning set forth in Section 7.1 hereof.

      "Partnership Agreement" shall have the meaning set forth in Section
15.1.41 hereof.

      "Partnership Interests" shall have the meaning set forth in Section A of the Recitals hereof.

      "Permit Indemnity" shall have the meaning set forth in Section 12.6 hereof.




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      "Permitted Exceptions" shall have the meaning set forth in Section
7.1 hereof.

      "Personal Property" shall mean all personal property owned by the Owner and used in connection with the operation and maintenance of the Land and Improvements including, clubhouse and management and leasing office and all other tools, equipment and supplies used in connection with the operation or maintenance of the Property, all heating, ventilating, incinerating, lighting, plumbing, electrical, and air-conditioning fixtures and equipment, heating controls, motors, located or to be located in or on the Land or Improvements including, but not limited to, the items of Personal Property set forth on EXHIBIT B attached hereto.

      "Plans and Specifications" shall have the meaning set forth in
Section 2.6 hereof.

      "Property" shall have the meaning set forth in Section 2 hereof.

      "Property Manager" shall mean Altman Management Company, a Delaware corporation.

      "Property Management Agreement" shall mean the management agreement between Owner and the Property Manager.

      "Purchase Price" shall mean $31,500,000.

      "Purchaser" shall have the meaning set forth in the initial sentence hereof.

      "Purchaser's Agents" shall have the meaning set forth in Section
6.2.1 hereof.

      "RCRA" shall mean the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended.

      "Rent Roll" shall have the meaning set forth in Section 15.1.23 hereof.

      "Seller" and "Sellers" shall have the meanings set forth in the initial sentence hereof.

      "Sellers' Environmental Reports" shall mean Phase I Environmental Site Assessment Updates prepared by Terracon, Inc.

      "Sellers' Knowledge Party" shall have the meaning set forth in
Section 15.1.44.

      "Sellers' Parties" shall mean Sellers' affiliates, employees of Sellers and Sellers' affiliates, and the officers, directors, representatives and agents of Sellers and Sellers' affiliates.

      "Service Contracts" shall have the meaning set forth in Section 2.11 hereof.

      "Survey" shall have the meaning set forth in Section 7.1 hereof.

      "Surveyor" shall mean R.E. Allen and Associates, Ltd., 31 South Slussler Street, Grayslake, IL 60030.

      "Termination Notice" shall have the meaning set forth in Section 6.4 hereof.

      "The Tradition at Canterfield Agreement" shall mean the Partnership Interest Purchase and Sale Agreement of even date herewith executed by the Purchaser, Altman and other persons and entities that are not parties to this Agreement.




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      "Title Commitment" shall have the meaning set forth in Section 7.1 hereof.

      "Title Company" shall have the meaning set forth in Section 7.1 hereof.

      "Unit" shall mean each rental unit comprising part of the Improvements.

      "Willful Default" shall have the meaning set forth in Section 10.2 hereof.

   4. CLOSING COSTS. Costs associated with the Closing shall be allocated and paid as follows:

      COST                            RESPONSIBLE PARTY
      ----                            -----------------

..     Premium for the Title Policy    Seller will transfer all rights in
                                      existing owner's policy with Chicago
                                      Title Insurance Company.  Purchaser
                                      shall pay all costs associated with
                                      such transfer and for any
                                      endorsements to the extent that the
                                      Purchase Price exceeds
                                      $25,009,924.57

..     Cost of the Survey and
      Title Commitment                Sellers

..     Recording Fees                  Sellers

..     Illinois Transfer Tax           Purchaser shall pay the first
                                      $10,003.97; Sellers shall pay the
                                      remainder of the tax.

..     Will County Transfer Tax,
      if applicable                   Seller

..     Naperville Transfer Tax,
      if applicable                   Purchaser

..     Escrow Closing Fees             Sellers and Purchaser will each
                                      pay half

..     Real Estate Sales Commission
      to Broker                       N/A

..     Costs incurred by Purchaser
      in connection with due
      diligence                       Purchaser

..     Sellers and Purchaser shall
      pay their own respective
      legal fees                      Sellers and Purchaser















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  5.  DEPOSIT OF EARNEST MONEY; ESCROW PROVISIONS.

      5.1 DEPOSIT OF EARNEST MONEY. Purchaser shall deposit with Chicago Title Insurance Company ("Escrow Agent") the sum of Three Hundred Ten Thousand, and no/100 Dollars ($310,000.00) in immediately available funds (the "Initial Earnest Money"). In the event that Purchaser shall provide Sellers with an Approval Notice, the Earnest Money shall be non-refundable unless Sellers shall be in default hereunder or Purchaser shall otherwise be entitled to expressly terminate this Agreement and receive a refund of the Earnest Money pursuant to, and strictly in accordance with, the express terms and provisions of this Agreement, and Purchaser shall within three
(3) business days after the date of the Approval Notice deposit in cash with Escrow Agent the sum of Three Hundred Ten Thousand, and no/100 Dollars ($310,000.00) (the "Second Earnest Money").

      5.2 ESCROW PROVISIONS. Escrow Agent shall hold and disburse the Earnest Money in accordance with the terms and provisions of EXHIBIT D attached hereto and made a part hereof.

  6.  INSPECTION.

      6.1 PROPERTY INFORMATION. Sellers shall cause Owner to deliver to Purchaser, or otherwise make available to Purchaser at Owner's offices or at the Land, any and all documentation requested by Purchaser which affects the Property, including, but not limited to, the documentation listed on the exhibits attached hereto and made a part hereof to the extent it is in Owner's possession or to the extent that it is known by Sellers to be in the possession of Owner's agents. If this Agreement terminates for any reason, Purchaser shall promptly (a) return to Owner any and all documentation provided by Owner or its agents and (b) provide to Owner any and all documentation and materials obtained by Purchaser with respect to the subject matter hereof other than documentation and materials that relate to Purchaser's internal analysis of the financial and marketing aspects of the Property and attorney-client privileged materials.

      6.2 INSPECTION. During the Inspection Period, and under the circumstances set forth in Section 6.2.10 below up to the Closing, at its sole cost and expense, Purchaser shall have reasonable access during normal business hours to the Property and any office where records of the Property or other Property information is maintained, for the purpose of reviewing and copying books and records and other materials relating to the Property and conducting necessary tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests.

      In addition to, and not in limitation of, the foregoing, Purchaser shall have the right to review and inspect all aspects of the Property, including, but not limited to:

      (a) physical inspections of the entire Property, unit by unit, including structural, mechanical, life-safety, engineering, civil, landscaping, paving, plumbing, electrical and all other detail inspections;

      (b) to the extent in Owner's possession, examination of all construction items, including as-built architectural, civil, electrical, life-safety, mechanical and plumbing plans and specifications, copies of any available construction reports, whether internal or external, certificates of completion from the project architect and inspecting architect, certificates of occupancy, building permits, evidence of compliance with fire code, building code and other governmental or regulatory code requirements and all other related use permits;

      (c) to the extent in Owner's possession, examination of all operating statements and supporting documentation from the initial opening of the Property, reflecting all detailed rental income, operating expense account and the maintenance log maintained for the Property;





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      (d)   all documentation maintained in current tenant files, including leases, security deposit information, credit reviews and the like;

      (e) the right to obtain an environmental report prepared by a qualified engineering firm acceptable to Purchaser;

      (f) the Title Commitment and the Survey, together with copies of all exception documents noted therein; and

      (g) such other review and inspection as Purchaser shall deem necessary.

      Owner shall provide copies of all records noted above for which the copying thereof shall not be an unreasonable burden to Owner as reasonably determined by Sellers and as reasonably requested by Purchaser and Purchaser's agents during normal business hours with reasonable notice.

      Sellers shall cause Owner to cooperate in good faith with Purchaser and Purchaser's Agents (as defined herein) during the Inspection Period and Sellers have no reason to believe that the documentation provided to Purchaser as set forth herein does not disclose to Purchaser all material physical and financial aspects of the Property of which Owner has knowledge.

      In conducting any inspections or tests of the Property or otherwise performing its inspections as contemplated hereby, Purchaser agrees as follows:

            6.2.1 NO INTERFERENCE. Purchaser and Purchaser's contractors, agents, employees, subcontractors and representatives (such contractors, agents, employees, subcontractors and representatives are hereinafter referred to, collectively, as "Purchaser's Agents") shall not materially interfere with the construction, operation or maintenance of the Property and shall, furthermore, use all commercially reasonable efforts to conduct its due diligence investigations so as to minimize interference in all respects with the day-to-day lives of the tenants residing at the Apartment Complex.

            6.2.2 LIABILITY INSURANCE. Purchaser shall maintain, and cause Purchaser's Agents who may enter upon the Property to maintain, during the term of this Agreement comprehensive general liability insurance and workers' compensation insurance, each in amounts and from companies reasonably satisfactory to Sellers, and Purchaser shall provide certificates of insurance evidencing same to Sellers, naming Sellers and Altman Management Company, a Michigan corporation ("Altman Management"), as additional insureds thereunder.

            6.2.3 NO LIENS. Purchaser shall keep the Property free and clear of any liens arising from Purchaser's or Purchaser's Agents' activities.

            6.2.4 PROMPT REPAIR. Purchaser shall promptly repair, or cause to be repaired, to its condition immediately prior to such entry, any damage to the Property caused by any entry upon the Property by Purchaser and/or Purchaser's Agents promptly after such damage shall occur.

            6.2.5 INVASIVE TESTING. Purchaser shall perform no testing of an invasive or destructive nature without first obtaining Sellers' written consent which may be withheld in Sellers' absolute discretion. In the event that Sellers' consent is withheld as to invasive testing, at Purchaser's option, Purchaser may terminate this Agreement and receive a return of the Initial Earnest Money deposited with Escrow Agent. Notwithstanding anything contained herein to the contrary, Purchaser understands, acknowledges and agrees that under no circumstances shall any invasive testing be performed subsequent to the delivery of the Approval Notice.




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


            6.2.6 INDEMNITY. Purchaser shall indemnify, defend and hold Owner's and Sellers' respective officers, directors, shareholders, partners, members, employees, representatives, agents and attorneys harmless from and against any damage to the Property or injury to any person caused by Purchaser, Purchaser's agents, employees or contractors in connection with Purchaser's investigation of the Property. Notwithstanding the foregoing, in the event of damage to the Property or injury to any person related to hazardous substances or constituents in existence on the Property, including hazardous waste (as defined by federal, state or local statute, regulation or ordinance) Purchaser's liability under this indemnity shall be only with respect to damages to the extent caused by the negligence of any one or more of Purchaser, Purchaser's agents, or Purchaser's contractors and not with respect to pre-existing conditions at the Property. This Section 6.2.6 shall survive the Closing or any earlier termination of this Agreement.

            6.2.7 NOTICE. Purchaser shall notify Owner of its intention, or the intention of Purchaser's Agents, to enter the Property as soon as reasonably practicable prior to such intended entry but in all events, Purchaser shall provide forty-eight (48) hours' prior notice by telephone. Sellers agree to cause Owner to use reasonable efforts to permit entry by the Purchaser on less than forty-eight (48) hours' prior notice, but Purchaser acknowledges that it is Sellers' intent to have appropriate Owner representatives on site to accompany Purchaser or its agents during any inspections. Purchaser shall bear the cost of all such inspections and tests. At Sellers' option, Sellers may have a representative present for any inspection or test. This Section 6.2.7 shall not apply to any entrance upon the Property by Purchaser or Purchaser's Agents to the extent such entrance is permissible for any third party individual.

            6.2.8 NO DAMAGE; CONFIDENTIALITY. Purchaser and Purchaser's Agents shall not (i) damage any part of the Property or any Personal Property; (ii) injure or otherwise cause bodily harm to Owner, Sellers or their respective agents, guests, invitees, contractors and employees; and
(iii) in accordance with Section 18.8 of this Agreement, release or disclose any information obtained during the Inspection Period. This
Section 6.2.8 shall survive the Closing or any earlier termination of this Agreement.

            6.2.9 PURCHASER'S TURNOVER OF MATERIALS. In the event that for any reason Purchaser shall provide Sellers with a Termination Notice (as defined herein) or otherwise not close the transaction contemplated hereby, Purchaser shall promptly provide to Owner all of the documentation and materials given to Purchaser by Owner in connection with the Property during the Inspection Period and will advise Sellers of the existence of any third party reports prepared for Purchaser. Notwithstanding the aforesaid, after the giving by Purchaser of the Termination Notice to Sellers, Purchaser shall provide Sellers with the documentation and materials described in clauses (a) and (b) of Section 6.1 hereof. Upon Sellers' request, Purchaser shall provide Sellers with copies of any such third party reports. The obligation of Purchaser under this Section 6.2.9 shall survive any termination of this Agreement.

            6.2.10 CONTINUED ACCESS.  Subject to the notice requirements in
Section 6.2.7 above, Purchaser shall be permitted access to the Property and the location(s) of the books and records and other Property information on and after the Effective Date until the expiration of the Inspection Period or earlier termination of this Agreement, and thereafter until the Closing, if Purchaser delivers the Approval Notice as provided for herein, for purposes of (i) complying with Purchaser's obligations hereunder, (ii) determining whether Sellers are complying with their obligations and representations and warranties hereunder, and (iii) reviewing the Leases and the Service Contracts (as defined herein), and any other Property information obtained or generated both before and after the expiration of the Inspection Period. Under no circumstances shall Purchaser be entitled to perform any invasive testing at the Property of any nature whatsoever after the expiration of the Inspection Period. In all events during any such access by Purchaser or Purchaser's Agents after the Inspection Period, the provisions of Section 6.2.1 through 6.2.9 above shall apply and Sellers shall be entitled to have their representative present to accompany Purchaser and/or Purchaser's Agents.

      6.3 SERVICE CONTRACTS AND PROPERTY MANAGEMENT AGREEMENT. On or prior to the last day of the Inspection Period, Purchaser will advise Sellers in writing which service contracts (collectively the "Service Contracts") it will assume (such Service Contracts are hereinafter referred to as the "Assumed Service Contracts"), at Purchaser's expense, and which Service Contracts Sellers shall cause Owner to terminate at the Closing, at Sellers' expense. In the event that Purchaser does not so advise Sellers, Purchaser will be deemed to have elected to assume all of the Service Contracts. Purchaser shall assume the obligations arising from and after the Closing Date under the Assumed Service Contracts. Sellers shall terminate at the Closing, and Purchaser shall not assume, the property management agreement with Altman Management (the "Property Management Agreement").

      6.4 ABSOLUTE ACCEPTANCE RIGHT. Purchaser shall have through the last day of the Inspection Period, as may be extended as set forth in
Section 6.6 below, in which to examine, inspect and investigate the Property, and the Owner, and, in Purchaser's sole and absolute judgment and discretion, determine whether the Property, and the Owner, are acceptable to Purchaser. Purchaser may, at any time on or before the expiration of the Inspection Period, do one of the following: (a) send written notice of approval to Sellers and Escrow Agent (the "Approval Notice") or (b) terminate this Agreement in Purchaser's sole discretion, by sending to Sellers and Escrow Agent written notice (the "Termination Notice") indicating Purchaser's election to terminate the Agreement, in which event this Agreement shall terminate and the Initial Earnest Money shall be returned to Purchaser. If Purchaser fails to timely send an Approval Notice or a Termination Notice, then Purchaser will be deemed to have sent a Termination Notice. In the event that Purchaser decides to terminate this Agreement prior to the expiration of the Inspection Period, Purchaser hereby agrees to promptly notify Sellers of such decision.

      6.5 TERMINATION RIGHT RELATED TO OTHER AGREEMENTS. Purchaser, Altman and certain other persons presently intend to enter into The Tradition at Canterfield Agreement and the Kirkland Crossing Agreement. If Purchaser exercises its right to terminate either or both of The Tradition at Canterfield Agreement or the Kirkland Crossing Agreement in accordance with the terms of such agreements, then notwithstanding anything to the contrary set forth in this Agreement, Altman (acting on behalf of all of the Sellers) shall have the right to terminate this Agreement by providing written notice to Purchaser of its decision to terminate this Agreement within seven (7) days of the termination by Purchaser of either or both of The Tradition at Canterfield Agreement or the Kirkland Crossing Agreement. Upon such termination, the Initial Earnest Money shall be returned to Purchaser and neither party shall have any further liability to the other, except for any matters expressly stated to survive the early termination of this Agreement. If Altman fails to terminate this Agreement by the end of such seven (7) day period, then Altman shall no longer have the right to terminate this Agreement pursuant to this Section 6.5.

      6.6 AMENDMENTS AND SUPPLEMENTS OF EXHIBITS AND DUE DILIGENCE DELIVERIES. Notwithstanding anything set forth in this Section 6 to the contrary, on or before the expiration of the Inspection Period, Sellers may amend, supplement, or provide the Exhibits described herein, and the agreements and instruments described therein, (collectively, the "Amendments") to Purchaser and Purchaser shall have up to five business days after Purchaser receives said Amendments to review said Amendments if the Amendments are delivered with less than five business days remaining in the Inspection Period. In the event any such Amendment is not acceptable to Purchaser, Purchaser may terminate this Agreement by providing written notice of said termination to Sellers as provided in Section 6.4 hereof within the Inspection Period as may be extended by said five day review period.

  7.  TITLE REVIEW.

      7.1 Promptly after the Effective Date, Sellers shall deliver to Purchaser the most recent survey in Sellers' possession and Owner's current owner's title insurance policy (the "Owner Policy") together with legible copies (to the extent available) of all documents of record referred to in the Owner Policy as exceptions to title to the Property. Promptly after its receipt of the Owner Policy, Purchaser shall obtain and deliver to Sellers a current title commitment (such title commitment, as it may be amended, supplemented and updated, the "Title Commitment") issued by Chicago Title Insurance Company or such other title insurance company acceptable to Purchaser (the "Title Company"), in the amount of the Purchase Price, with Purchaser as the proposed insured, together with legible copies (to the extent available) of all documents of record referred to in the Title Commitment as exceptions to title to the Property (excepting any which were included as exceptions to the Owner Policy). Sellers shall, as soon as possible after the Effective Date, deliver to Purchaser an update to a current date, pursuant to the accuracy requirements of an ALTA/ACSM land title survey, dated subsequent to the Effective Date, of the aforementioned survey (the "Survey"). During the Inspection Period, Purchaser shall review title to the Land as disclosed by the Title Commitment and the Survey. The Property shall be free and clear of monetary liens, security interests and claims of monetary liens or security interests (other than the lien for non-delinquent taxes), and Sellers shall remove at the Closing all such liens and security interests. With respect to any other title exceptions or other matters reflected in the Title Commitment or the Survey, to which Purchaser objects, other than Permitted Exceptions (as defined herein), Sellers shall cooperate with Purchaser to remove such exceptions or matters to which Purchaser objects within five (5) days after its receipt of the Title Commitment and the Survey but, unless Sellers otherwise agree in writing, Sellers shall have no obligation to remove such exceptions. The term "Permitted Exceptions" shall mean only: (i) those items relating to the title to the Property or the Title Commitment to which Purchaser does not object as herein provided;
(ii) those items relating to the title to the Land or the Title Commitment to which Purchaser objects as herein provided, but with respect to which Purchaser's objection is waived as herein provided; (iii) any matters relating to the Survey to which Purchaser does not object as herein provided; (iv) those matters relating to the Survey to which Purchaser objects as herein provided, but with respect to which Purchaser's objection is waived as herein provided; (v) rights of tenants in possession under the Leases as described on the rent roll delivered to Purchaser and otherwise permitted pursuant to the terms of this Agreement; (vi) taxes and other similar public charges and assessments for the year of the Closing not yet due and payable, and for subsequent years; and (vii) all building or zoning ordinances affecting the Land (but not violations thereof). If Sellers are unwilling or unable to cure or remove any objectionable item (other than monetary liens or security interests, including the Loan, that Sellers acknowledge and agree that they are obligated to remove), Sellers shall give written notice of such fact to Purchaser, specifying which of such objectionable items Sellers are unable or unwilling to cure on or before five (5) days after receipt by Sellers of Purchaser's objections as contemplated hereby, and Purchaser shall, on or before the end of the Inspection Period, notify Sellers of Purchaser's election either:

            7.1.1 To accept title to the Property subject to the matters specified in Sellers' notice in which event the obligations of the parties hereunder shall not be affected by reason of such matters; such matters, shall be deemed to be included among the Permitted Exceptions, the sale contemplated hereunder shall be consummated without reduction of the Purchase Price by virtue of any such matter which Sellers are not obligated to cure or remove and Purchaser shall have no further right to terminate this Agreement by reason of such matters; or

            7.1.2 To terminate this Agreement and receive a return of the Earnest Money.

      7.2 In the event that Sellers have not received notice from Purchaser setting forth Purchaser's election within the time period specified above, Purchaser shall be deemed to have elected to terminate the Agreement in accordance with Section 7.1.2 above.

      7.3 Sellers and Purchaser shall promptly notify the other party if it becomes aware of any matters affecting title not a Permitted Exception or otherwise specified in the Title Commitment. Sellers shall not create, and shall not permit Owner to create, any new exceptions to title, and shall use all reasonable efforts to prevent any other person or entity from creating new exceptions to title to the Property prior to the Closing. If Purchaser becomes aware of any matters affecting title not a Permitted Exception or otherwise specified in the Title Commitment, all such subsequent matters shall be subject to Purchaser's approval as if they had been so disclosed, except that Purchaser shall in any event have a reasonable period of time to review and either approve or disapprove of such subsequent exceptions. If approved, such matters shall be deemed to be Permitted Exceptions. If disapproved by Purchaser and Sellers either fail to cure or refuse to cure as herein provided, then Purchaser may elect either option set forth in Sections 7.1.1 and 7.1.2 above and such election shall be made within three (3) business days after Sellers notify Purchaser whether they will cure or refuse to cure.

  8.  OPERATIONS.

      8.1 ONGOING BUSINESS, LEASES AND SERVICE CONTRACTS. From the Effective Date through the Closing, Sellers shall cause Owner to (a) cause the Land to be operated in accordance with applicable law, in the ordinary and usual course of business and consistent with current practice, (b) perform, in all material respects, its obligations under the Leases, the Property Management Agreement and the Service Contracts, (c) not take any act or omit to take any act which would cause any of the representations or warranties of Sellers contained herein to become inaccurate in any material respect or any of the covenants of Sellers to be breached in any material respect, and (d) not assign any rents, profits or leases that affect the Property which assignment would not be extinguished at or prior to the Closing. To the extent actually received by any of Sellers' Knowledge Party, Sellers shall provide to Purchaser copies of any notices they receive from the Effective Date through the Closing with respect to the Property, the Owner, or the Partnership Interests from any governmental authorities having jurisdiction over the Property, the Owner, or the Partnership Interests. Sellers shall cause Owner to have at closing all vacant Units in clean and ready-for-lease condition, or shall provide a "rent-ready" credit of Five Hundred Dollars ($500.00) for each Unit which is not in a ready-for-lease condition. In addition, to the "rent ready" credit, in the case of any vacant Units which require the replacement of carpet to attain ready-for-lease condition, Sellers shall provide Purchaser with an additional credit equal to the reasonable estimated cost to replace the carpet with equivalent carpet.

      8.2 NEW CONTRACTS. From and after the Inspection Period, except as provided below with respect to leasing activities, Sellers will not permit the Owner to enter into or amend any contract including, specifically, the Assumed Service Contracts as identified by Purchaser that will be an obligation affecting the Property subsequent to the Closing, without the prior written consent of Purchaser, such consent to be at the sole discretion of Purchaser.

      8.3 LEASING. From the Effective Date through the Closing, without Purchaser's prior written consent in each instance not to be unreasonably withheld, delayed or conditioned, Sellers will not permit Owner to amend or terminate any Lease unless in the ordinary course of business. All new Leases and Lease renewals shall (a) be on Owner's standard lease form attached hereto as EXHIBIT L, (b) reflect rental rates similar to those currently being charged for units similar to the Units at the Apartment Complex, and (c) in no event have a term of more than eighteen (18) months.

      8.4 MAINTENANCE OF INSURANCE. From the Effective Date through the Closing, Sellers shall cause Owner to continue to carry its existing insurance and shall not allow any breach, default, termination or cancellation of such insurance policies to occur or exist.

      8.5 ENCUMBRANCES AND OTHER ACTIONS. From the Effective Date through the Closing, Sellers shall not, and shall not permit the Owner, (a) other than as may be required pursuant to applicable law and as expressly contemplated by this Agreement, to sell, assign or create any right, title or interest in and to the Property, or create or permit to exist any lien, security interest, encumbrance or other charge thereon against the Property, or create or modify any exceptions to the title to the Property or the Partnership Interests, that would not be extinguished at or prior to the Closing; (b) other than as may be required pursuant to applicable law, initiate or consent to any action with respect to zoning or other Property or the Partnership Interests, entitlements or permits; (c) other than in the ordinary course of business, transfer, modify or otherwise dispose of any personal property that is to be assigned hereunder; and (d) Sellers shall cause Owner to maintain adequate staff for the management of the Property as currently operated.

      8.6 TRANSITION OF MANAGEMENT. Sellers shall use all reasonable efforts to provide Purchaser or its authorized agent reasonable access to the Property in order to prepare for an orderly transition of management thereof and shall cause Owner to maintain adequate staff for the management of the Property in connection with current practice.

      8.7 NOTICE OF BREACH. Sellers shall advise Purchaser of any material changes or material breaches of the representations and warranties set forth in Section 15 of this Agreement during the term of this Agreement and any fact(s) that Sellers become aware of that Sellers reasonably believe could or would cause the representations and warranties or any of them to become false in any material respect.

  9. CONDITIONS PRECEDENT TO CLOSING. Purchaser's obligation to consummate the Closing is subject to satisfaction of all of the conditions set forth in this Section 9 of this Agreement. Purchaser may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. If Purchaser consummates the Closing notwithstanding that Sellers have not complied with one or more of the conditions precedent, Purchaser shall be deemed to have elected to waive its rights and remedies against Sellers in respect to such matters. Each of the following are conditions precedent (the "Conditions Precedent") to the obligation of Purchaser to complete the Closing and purchase the Partnership Interests. If any Condition Precedent is not satisfied on the Closing Date, Purchaser shall have the right to terminate this Agreement and receive a return of the Earnest Money, and shall have all remedies pursuant to Section 10 hereof.

      9.1 Sellers shall not have received any notice that the Improvements are in violation of any applicable local, state or federal laws in any respect that has not been cured prior to the Closing Date.

      9.2 Each and every representation and warranty of Sellers is materially true and correct as of the Effective Date and the Closing Date.

      9.3 As of the Closing Date, Sellers shall not be in material default under this Agreement.

      9.4 The risk of loss until the Closing shall be borne by Sellers. Sellers shall promptly give Purchaser written notice of any damage to the Property, describing such damage, whether such damage is covered by insurance and the estimated cost of repairing such damage. If such damage is not Material (as defined herein), at the Closing Sellers shall deliver to Purchaser an amount, as reasonably determined by Sellers, equal to (x) the proceeds paid to Owner by Owner's insurer, plus (y) the amount of any deductibles, plus (z) the difference between the actual cost to restore the

Property and the aggregate amount described in the immediately preceding clauses (x) and (y). If such proceeds have not then been paid to Owner, at the Closing, Sellers shall give Purchaser a credit against the Purchase Price in an amount, as reasonably determined by Sellers, equal to (a) the proceeds to be paid to Owner by Owner's insurer, plus (b) the amount of any deductibles, plus (c) the difference between the actual cost to restore the Property and the aggregate amount described in the immediately preceding clauses (a) and (b). If such damage is Material (as defined herein), Purchaser may elect by notice to Sellers given within ten (10) days after Purchaser is notified of such damage (and the Closing shall be extended, if necessary, to give Purchaser such ten (10) day period to respond to such notice) to either (a) proceed in the same manner as in the case of damage that is not Material or (b) terminate this Agreement, in which event the Earnest Money shall be immediately returned to Purchaser. In the event that Purchaser does not timely notify Seller of its election as set forth in the immediately preceding sentence, Purchaser shall be deemed to have elected the preceding clause (b). Damage as to any one or multiple occurrences shall be defined as "Material" if the cost to repair the damage exceeds $750,000.00.

      9.5 The risk of loss until the Closing shall be borne by Sellers. Sellers shall promptly give Purchaser any notice that it receives of any eminent domain proceedings that are threatened or instituted with respect to the Property from governmental authorities having jurisdiction over the Property and having the power of eminent domain with respect to the Property. By notice to Seller given within ten (10) days after Purchaser receives any such notice described in the immediately preceding sentence, and if necessary, the Closing Date shall be extended to give Purchaser the full ten (10) day period to make such election, Purchaser shall (a) in the event and only in the event that the eminent domain proceedings described in the applicable notice would result in a Material Condemnation (as defined herein), have the option to terminate this Agreement, in which event the Earnest Money shall be immediately returned to Purchaser or (b) proceed under this Agreement, in which event at the Closing, Sellers shall turn over to Purchaser any award it has received with respect to such taking and shall assign to Purchaser its right to any award. The term "Material Condemnation" shall mean the occurrence of any one of the following: (a) a condemnation or taking of all or substantially all of the Property by any governmental authority having jurisdiction over the Property, (b) any or all of the material improvements at the Property are, or any portion of any material improvement at the Property is (and such portion is material to the current use and occupancy of the Property as an apartment project), condemned or taken by any governmental authority having jurisdiction over the Property, (c) any easement, or any portion of any easement (and such easement or portion of such easement is material to the current use and occupancy of the Property as an apartment project), located on or otherwise benefiting the Property is condemned or taken by any governmental authority having jurisdiction over the Property as a result of which the current use and occupancy of the Property as an apartment project is adversely affected, (d) access to or from the Property is impaired in any manner whatsoever as a result of any condemnation or taking by any governmental authority having jurisdiction over the Property, (e) as a consequence of any condemnation or taking by any governmental authority having jurisdiction over the Property, the property so condemned or taken results in the Property not complying in all respects with all requirements of all governmental authorities having jurisdiction over the Property, including, without limitation, all zoning laws, rules and regulations governing the Property, or (f) any other condemnation or taking by any governmental authority having jurisdiction over the Property as a result of which the current use and occupancy of the Property as an apartment project is materially adversely affected.

      9.6 At least one (1) business day prior to Closing, Sellers shall deliver to Purchaser (i) an updated Rent Roll dated not more than ten (10) days prior to Closing; (ii) a tenant ledger (indicating prepaid and delinquent rent) for each tenant; and (iii) financial statements for the Owner and Property for the three (3) months prior to Closing June, July and August, 2004 subject to the right to deliver the last month financial statement (August, 2004) as provided in Section 15.2.10. The tenant ledger should indicate pre-paid, delinquent and past payments of each tenant.

10.   REMEDIES.

      10.1 In the event that Purchaser defaults in its obligations under this Agreement, Sellers may retain the Earnest Money as liquidated damages.

The parties acknowledge that Sellers' actual damages in the event of a default by Purchaser under this Agreement will be difficult to ascertain, and that such liquidated damages represent the parties' best estimate of such damages. Notwithstanding anything to the contrary contained in this Section, Sellers and Purchaser agree that this liquidated damages provision is not intended to apply to any default or breach by Purchaser under any of its obligations that survive the Closing (including any indemnity obligations) under this Agreement or under any instrument or document delivered by Purchaser at the Closing pursuant hereto or in connection herewith, it being understood and agreed that from and after the Closing Date, Sellers shall have all rights and remedies at law and in equity with respect to any such default or breach.

      10.2 In the event that Sellers default in their obligations under this Agreement, Purchaser may, as its sole and exclusive remedy therefor, either (a) terminate this Agreement by written notice thereof to Sellers, whereupon Escrow Agent shall refund to Purchaser all Earnest Money theretofore deposited by Purchaser hereunder, whereupon neither Sellers nor Purchaser shall have any further duties or obligations hereunder, except as otherwise set forth herein or (b) seek to enforce by specific performance Sellers' obligations hereunder, with Purchaser hereby waiving any right to pursue an action against Sellers for monetary damages, except in the case where Owner conveys the Property to a third party, Sellers transfer the Partnership Interests to a third party or if the remedy of specific performance is not actionable in the State of Illinois as determined by the applicable court of final jurisdiction, notwithstanding the fact that the Owner's primary asset is real estate and that since real estate is unique in its nature the remedy of specific performance is the only adequate remedy and that monetary damages would be difficult to ascertain, and in any such event, Purchaser shall have the right to pursue an action against Sellers for monetary damages. Notwithstanding the above sentence, the primary asset of the Owner is real estate and due to the unique nature of real estate, the parties hereby agree that monetary damages would be difficult to ascertain. Notwithstanding the foregoing and in addition to the remedies set forth above, if Sellers' above default is a Willful Default (as defined herein), Sellers shall pay to Purchaser all costs incurred by Purchaser (prior to its learning of the Willful Default) with respect to its engineering, environmental audits and examinations and similar inspection expenses, and for all legal, accounting and other consultant or professional fees paid or payable by Purchaser on account of this Agreement. The term "Willful Default" as used in this Agreement shall mean the intentional failure of Sellers to observe or perform in any material respect a covenant or condition of this Agreement, the observance or performance of which is within Sellers' reasonable control, or a breach of any material representation or warranty of Sellers set forth in this Agreement if Sellers knew such representation or warranty to be untrue when made or made such representation or warranty with reckless disregard as to its truth. Notwithstanding anything to the contrary contained in this Section, Sellers and Purchaser agree that this remedies provision is not intended to apply to any default or breach by Sellers under any of its obligations that survive the Closing (including any indemnity obligations) under this Agreement or under any instrument or document delivered by Sellers at the Closing pursuant hereto or in connection herewith, or to any breach of a representation or warranty made under this Agreement that survives the Closing under this Agreement, it being understood and agreed that from and after the Closing Date, Purchaser shall have all rights and remedies at law and in equity with respect to any such default or breach of obligations or any such breach of a representation or warranty.

      10.3 Prior to declaring a default and exercising any remedy described in this Agreement, a non-defaulting party shall issue a notice of default to the defaulting party describing the event or condition of default in sufficient detail to enable a reasonable person to determine the action necessary to cure the default. The defaulting party shall have ten
(10) business days from delivery of the notice during which to cure the default. If the default has not been cured within the aforesaid period, then the non-defaulting party may exercise the remedies described herein.

      10.4 Neither Sellers, Purchaser nor the Owner may recover any special, speculative, contingent or punitive damages against the others in connection with any default by the others under this Agreement. The provisions of this Section 10.4 prevail over any conflicting provisions of this Agreement.

      10.5 In the event any party brings an action against any other party in connection with claims by one party against the other arising from the operation of this Agreement, the non-prevailing party in such action or appeal thereto shall pay the prevailing party all reasonable costs, fees and expenses, including reasonable attorneys' and paraprofessional fees and costs, incurred in connection with such action at trial and upon appeal.

      10.6 If at any time after the execution of this Agreement, either Purchaser or Sellers become aware of information which makes a representation and warranty contained in this Agreement to become untrue in any material respect, such party shall promptly disclose such information in writing to the other party hereto. Provided the party making the representation or warranty did not take any deliberate actions to cause the representations to become untrue in any material respect, such party shall not be in default under this Agreement, and the sole remedy of the other party shall be to either (i) terminate this Agreement, in which event the Earnest Money shall forthwith be returned to Purchaser and this Agreement, without further action of the parties, shall become null and void such that neither party shall have any further rights or obligations under this Agreement other than obligations that expressly survive termination, or
(ii) elect to proceed to Closing, in which case such party shall be deemed to have waived its rights with respect to any such breach of representation or warranty. Notwithstanding anything to the contrary set forth in this Agreement, Purchaser and Sellers are prohibited from making any claims against the other party hereto after the Closing with respect to any breaches of the other party's representations, warranties and covenants contained in this Agreement that the claiming party has actual knowledge of prior to the Closing.

      10.7  This Section 10 shall survive Closing.

  11. CLOSING.

      11.1 CLOSING DATE. Provided that Purchaser properly submitted the Approval Notice to Seller pursuant to Section 6.4, and the Conditions Precedent have been satisfied or waived, the date of the Closing of this Agreement shall be September 14, 2004 or such other date as mutually agreed by Purchaser and Altman (on behalf of all of the Sellers) (the "Closing Date").

      11.2 PLACE OF CLOSING. The closing of this Agreement ("Closing") shall take place through a closing escrow established through Chicago Title Insurance Company in Dallas, Texas commencing at 10:00 a.m., Dallas, Texas time, on the Closing Date. To the extent required by any of the parties, escrow instructions shall be presented to Escrow Agent with respect to Closing funds.

      11.3 CONTINGENT CLOSING. In the event of the occurrence of an uncured default under either or both of The Tradition at Canterfield Agreement or the Kirkland Crossing Agreement, or if either or both of such agreements fail to close for any reason, then Altman (acting on behalf of all of the Sellers) shall have the right to either proceed to Closing under this Agreement pursuant to the provisions hereof, or to terminate this Agreement. If Altman decides to exercise its right to terminate this Agreement pursuant to this Section 11.3, then it shall provide written notice of such termination to Purchaser no later than the later of (a) seven (7) days after Altman's receipt of notification of the failure to close of The Tradition at Canterfield Agreement or the Kirkland Crossing Agreement, or (b) the Closing Date of this Agreement. In the event of the occurrence of an uncured default by any Seller (or any "Seller" as defined in The Tradition at Canterfield Agreement or the Kirkland Crossing Agreement) under either or both of The Tradition at Canterfield Agreement or the Kirkland Crossing Agreement, then Purchaser shall have the right to either proceed to Closing under this Agreement pursuant to the provisions hereof, or to terminate this Agreement. If Purchaser decides to exercise its right to terminate this Agreement pursuant to this Section 11.3, then it shall provide written notice of such termination to Sellers no later than the later of (a) seven (7) days after Altman's receipt of notification of the failure to close The Tradition at Canterfield Agreement or the Kirkland Crossing Agreement, or (b) the Closing Date of this Agreement.

  12. CLOSING DOCUMENTS.

      12.1 At the Closing, Sellers shall execute and acknowledge, where applicable, and deliver to Purchaser and/or its counsel at Closing and/or on-site, as applicable, the following:

            12.1.1 An assignment of Partnership Interests conveying title to its respective Partnership Interests to the respective Purchaser in the form set forth on EXHIBIT N ("Assignment of Partnership Interests").

            12.1.2      The following certificates:

                  12.1.2.1 Certificate of Limited Partnership or Articles of Organization for the Owner, Limited Partner 1, Limited Partner 2, Limited Partner 5 and Limited Partner 6 from the Florida Secretary of State ("FSOS").

                  12.1.2.2 Certificate of Good Standing and Existence for the Owner from FSOS and the Secretary of State of Illinois.

                  12.1.2.3 Certified copy of Articles of Incorporation for Altman from the Michigan Secretary of State and a Qualification Certificate for Altman from FSOS.

                  12.1.2.4 Certificate of Good Standing and Existence for Altman from the Michigan Secretary of State.

                  12.1.2.5 Incumbency Certificate and Resolution authorizing this transaction from Altman.

            12.1.3 An electronic version of Owner's general ledger, and all warranties and guarantees at no cost to Sellers, all lease files, "dead" files, guest cards, credit reports, and Assumed Service Contracts (excepting Sellers' property operations manual) related to the ownership, operation and leasing of the Property (or copies if originals not available) of which Sellers have knowledge and which are on site or in Sellers' possession; provided, however, that Sellers and the Owner reserve all rights with respect to privileged information. In addition, Sellers shall provide Purchaser with access to all of Owner's financial books and records, bills and invoices. Within sixty (60) days after closing, (a) Sellers shall prepare an inventory (the "Inventory") of all Owner's financial books and records, bills and invoices of which Seller's have knowledge and which are on-site or in Sellers' possession and (2) Sellers shall deliver to Purchaser the Inventory and all financial books and records, bills, and invoices listed in the Inventory. Prior to delivery of the financial books and records, bills, and invoices to Purchaser, Seller shall not make any changes or alter such documents other than to make adjustments in the normal course of business and as necessary to close Sellers' books and records.

            12.1.4 Originals or copies of all building permits, licenses, and franchises relating to the Property on site or in Sellers' possession.

            12.1.5 All original certificates of occupancy for the Property.

            12.1.6 Bringdown Certificate in the form of EXHIBIT K, subject to waiver of any breaches of representations and warranties in accordance with Section 10.6.

            12.1.7 Termination of any and all existing Sellers or Partnership property management or property development agreement(s) related to the Property using forms substantially in the form of EXHIBIT O and EXHIBIT S attached hereto.

            12.1.8 Possession of the Property, subject to the Permitted Exceptions, rights of existing tenants under the Leases and the Assumed Service Contracts.

            12.1.9 An updated Rent Roll in the same form as attached hereto as EXHIBIT C (including a listing of all delinquent and prepaid rents) and an updated tenant ledger for each tenant, all certified by Sellers as being true, accurate and complete in all material respects as of the date thereof, and all dated no earlier than ten (10) days prior to the Closing Date.

            12.1.10 The affidavits, certificates or other documents required by the Title Company in order to cause it to issue the endorsements to the Owner Policy required by Purchaser pursuant to the Title Commitment, including a standard (according to the Title Company) non-imputation affidavit.

            12.1.11 Copies or originals of all of the Leases, and Assumed Service Contracts, the Development Agreements, the Plans and Specifications, all keys for the Property, with identification of the lock to which each such key relates, and all alarm codes for the Improvements in the Owner's or Sellers' possession.

            12.1.12 Affidavit from each Seller, stating, under penalty of perjury, the Sellers' U.S. taxpayer identification number and that the Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code, in the form attached hereto as EXHIBIT P ("FIRPTA Certificates").

            12.1.13 A payoff letter addressed to the Owner and Title Company, reasonably satisfactory to Title Company from Lender of the Loan, including a commitment by the Lender upon receipt of the payment therein set forth, to deliver to the Owner in care of Escrow Agent the promissory note evidencing the Loan marked paid; Satisfaction of Mortgage, Assignment of Leases and Rents and Security Agreement; Release of Assignment of Leases and Rents; and Termination of UCC-1 Financing Statement. Escrow Agent shall deliver a copy of the cancelled promissory note, Satisfaction of Mortgage, Assignment of Leases and Rents and Security Agreement, Release of Assignment of Leases and Rents, and Termination of UCC-1 Financing Statement to Purchaser and Purchaser's counsel upon receipt of the same.

            12.1.14 Certificate of Insurance or other reasonable evidence showing that the Owner's insurance policies (liability and property) have been in full force and effect through the date of the Closing.

            12.1.15 Paid Bill Certificate in the form attached hereto as EXHIBIT J.

            12.1.16 State of Illinois, County of Will, and City of Naperville Transfer Declaration documents, if any.

      12.2 At the Closing, Purchaser shall execute and acknowledge, as applicable, and deliver to Sellers the following:

            12.2.1 by wire transfer or other immediately available federal funds, the Purchase Price, subject to applicable prorations and credits.

            12.2.2      Assignment of Partnership Interests.

            12.2.3 State of Illinois, County of Will, and City of Naperville Transfer Declaration documents, if any.

      12.3 Upon Closing, the Owner shall automatically and without further act or agreement, be released and relieved of any further liability or obligation under this Agreement other than as may be necessary to complete acts that survive after Closing. Such release shall not affect the continuing obligations of Sellers and Purchaser under this Agreement or the obligations of the Owner under the Assignment of Partnership Interests, all of which shall survive as and to the extent provided herein or therein.

      12.4 At the Closing, Sellers and Purchaser shall jointly execute and deliver a closing statement substantially in the form of EXHIBIT F (the "Closing Statement"). Sellers and Purchaser shall use commercially reasonable efforts to provide all information needed by Escrow Agent to prepare the Closing Statement at least three (3) business days prior to the Closing Date.

      12.5 Altman, and not the Limited Partners, shall protect, indemnify, defend and hold harmless Purchaser and Owner from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages, losses, fines, charges, obligations, debts, contracts, administrative or judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees, paraprofessional fees, court costs and expenses, and other commitments of any kind or nature whatsoever, asserted against, incurred or suffered by Purchaser or Owner resulting or arising out of any obligation or activity under the Development Agreements which obligation or activity was required in the Development Agreements to be performed on or prior to the date of Closing (the "Development Indemnity"). From and after Closing, Altman shall diligently seek to obtain at Altman's sole expense releases of the Development Agreements, to the extent performance was required to be completed on or prior to the date of Closing, which releases shall be recorded, if required, in the Public Records of Will County, Illinois or provide Purchaser with estoppel letters addressed to Owner from the City of Naperville confirming that all terms and conditions of the Development Agreements required to be performed on or before the Closing Date have been fulfilled, complied with, and completely satisfied. Once the foregoing condition is satisfied, the Development Indemnity shall be of no further force or effect. This provision shall survive Closing.

      12.6 Altman, and not the Limited Partners, shall protect, indemnify, defend and hold harmless Purchaser and Owner from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages, losses, fines, charges, obligations, debts, contracts, administrative or judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees, paraprofessional fees, court costs and expenses, and other commitments of any kind or nature whatsoever, asserted against, incurred or suffered by Purchaser or Owner resulting or arising out of any City of Naperville permits (the "Permit Indemnity"). From and after Closing, Altman shall diligently seek to close these open permits and do all things necessary to close the open permits at Altman's sole expense. Altman shall provide written evidence to Purchaser that the foregoing open permits have been closed and any conditions relating thereto have been satisfied in their entirety. Once the foregoing condition is satisfied, the Permit Indemnity shall be of no further force or effect. This provision shall survive Closing.

  13. CLOSING ADJUSTMENTS. Prior to Closing, Sellers shall provide to Purchaser such information and verification reasonably necessary to support the prorations and adjustments under this Section 13. Except as set forth hereinafter, the following items shall be prorated between Sellers and Purchaser based on the actual number of days in the applicable period, as of the close of business immediately preceding the Closing Date in the manner hereinafter set forth, the Closing Date being a day of income and expense to Purchaser. If the cash to close from Purchaser is not received prior to 12:00 p.m. Eastern Standard Time on the Closing Date, then the prorations and adjustments under this Section 13 shall be reprorated to the following day:

      13.1 Purchaser shall receive a credit for any accrued but unpaid real estate taxes applicable to any period before the Closing Date. If the amount of any such taxes has not been determined as of the Closing, such credit shall be based on the tax bill for 2003. Such taxes shall be reprorated upon issuance of the final tax bill. Expenses and charges under the Service Contracts and any other agreement(s) relating to the Property shall be prorated between Sellers and Purchaser at the Closing with Sellers paying any such expenses and or charges applicable to its period of ownership.

      13.2 All collected rent and all other income (and any applicable state or local tax on rent) under the Leases in effect on the Closing Date shall be prorated. Uncollected rent and other uncollected income shall not be prorated. Delinquent rents, if and when collected by Purchaser, shall be paid to Seller to the extent of Seller's interest therein, and if not collected within ninety (90) days after the Closing, the right to collect such unpaid rents will be assigned to Seller without recourse; provided, however, that, in seeking to collect any such delinquent rent, Seller shall not be entitled to terminate any Lease or otherwise seek any remedy other than a money judgment against the delinquent tenant. For purposes of this subsection, rents received after the Closing Date shall be applied as follows: (a) first, on account of past due amounts owed to Purchaser; (b) next, on account of current amounts owed to Purchaser; and (c) next, to delinquent rent owed to Seller for months prior to the month in which such rent is received, in inverse order of delinquency.

      13.3 Sellers or Purchaser, as the case may be, shall receive a credit for regular charges under the Service Contracts paid by Sellers or Purchaser, as the case may be, and applicable to Sellers' or Purchaser's period of ownership, respectively, other than deposits and payments not attributable to periodic service.

      13.4 Sellers shall cause the utility meters for utility services payable by the Owner and not directly metered to tenants of the Property, if any, to be read on the day on the Closing Date and to pay the bills rendered on the basis of such readings or such amounts shall be credited to Purchaser. If any such meter reading for any utility is not available, then adjustment therefore shall be made on the basis of the most recently issued bills therefore which are based on meter readings no earlier than thirty (30) days before the Closing Date, and such adjustment shall be reporated when the next utility bills are received. For all utilities that are submetered to tenants, all payments received from tenants for such utilities relating to time periods prior to Closing shall be promptly paid to Sellers and the Owner shall retain all payments from tenants relating to time periods from and after the Closing Date.

      13.5 On or before the Closing Date, Sellers shall pay in full all leasing commissions, locator's fees and finder's fees due to leasing or other agents for each Lease for which the tenant thereunder has moved into the premises subject thereto on or before the Closing Date.

      13.6 All refundable deposits, including but not limited to tenant security deposits and pet security deposits (and interest thereon if required by law or contract to be earned thereon) not previously applied to the respective tenant's obligations under the Leases shall be credited to Purchaser at the Closing. All non-cash tenant security deposits, if any, shall be delivered to Purchaser at Closing.

      13.7 Sellers shall receive a credit for the amount of deposits, if any, with utility companies that are transferable at the Closing. Sellers shall use good faith efforts (and Purchaser shall cooperate in all respects in connection therewith) to effectuate any of the assignments described in the immediately preceding sentence. In the event that any such utility deposit exists in the form of a bond, Purchaser shall cause Owner to replace such bond with a substitute bond or cash so as to enable Sellers to receive the return of their bond at Closing.

      13.8 Sellers and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction. Each of Sellers makes this representation on its own behalf and not on behalf of any other Seller. In the event of any claim for a broker's or a finder's fee or commission in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall defend, indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party. The representation and warranty of each of Sellers and Purchaser in this
Section 13.8 shall survive the Closing.

      13.9 In the event that final bills are not available or cannot be issued prior to the Closing for any item being prorated under Section 13 of this Agreement, then Purchaser and Sellers agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing. This Section 13.9 shall survive the Closing for three (3) months other than with respect to Section 13.1 hereof which shall survive as necessary to reprorate taxes upon the issuance of the final tax bill.

      13.10 Other then those obligations of Sellers expressly assumed by Purchaser hereunder, Sellers shall pay and discharge any and all monetary liabilities of each and every kind arising out of or by virtue of the conduct of Owner's business before the Closing Date on or related to the Property and Altman will execute and deliver to Purchaser at Closing and dated as of the date thereof a "Paid Bill Certificate" in the form attached hereto as EXHIBIT J, certifying that no bills or obligations, specifically including personal property taxes, are unpaid or outstanding, or so stating otherwise, relating to the Property.

      13.11 Intentionally Deleted.

      13.12 Altman shall cause the Owner to terminate coverage for future events under its existing insurance policies and obtain new insurance policies from and after the Closing Date.

      13.13 Pending (which for the purposes of this Agreement shall mean substantially completed as of the Closing), certified, confirmed and ratified municipal government improvement and special assessment liens due, payable or outstanding on the Closing Date are to be paid by Sellers. Any installments of pending or special assessment or other liens that are payable in more than one installment that are due and payable before Closing shall be paid by Sellers, and any installments of such liens that become due and payable after Closing shall be paid by Purchaser. Assessments imposed by private covenant shall be prorated between Sellers and Purchaser at the Closing with Sellers paying any such expenses and/or charges applicable to Sellers' period of ownership.

      13.14 All other items which are customarily prorated in transactions similar to the transaction contemplated hereby, other than insurance premiums, and which were not heretofore prorated in accordance with this Section will be prorated as of the Closing Date.

      13.15 The Owner shall pay all expenses necessary to repair (in the normal course of business and other than capital repairs), operate and maintain the Property incurred up to the Closing Date. Any such expenses which are prepaid as of the Closing Date shall be credited to Sellers, and Purchaser shall be responsible to pay such expenses incurred subsequent to the Closing Date. Sellers may withdraw all cash deposits of the Owner on or before the Closing Date.

      13.16 The provisions of this Section 13 shall survive Closing.

  14. TAX RETURNS AND ELECTIONS. The responsibility for the filing of the Owner return for federal and state income tax or franchise tax (if any) for calendar year 2003 and for the partial year ending on the Closing Date shall be Sellers' responsibility. The Owner's Form 1065 U.S. Partnership Return of Income for the return in connection with the partial year ending on the Closing Date shall include an IRC section 754 election. In addition, all items of income gain, expenses, loss and credit for such period up to Closing shall be allocated to Sellers. Further, should such partial year's return or returns for prior years be audited, the responsibility for dealing with, settling and paying any such tax liability shall be Sellers' responsibility, and in such regard Altman shall hold Purchaser and the Owner harmless from and against any and all loss, cost or expense (including reasonable attorneys' fees, other professional fees and court costs) as a result of any liability arising as a result of such audits or in respect to federal or state tax liability for the period of time prior to the Closing Date. Should Purchaser or the Owner be included in such audits, Sellers shall furnish Purchaser or the Owner with all necessary information to permit Purchaser or the Owner to respond to the appropriate authorities in a timely and responsive manner. The responsibility for filing the Owner return for federal and state income or franchise tax (if any) for the partial year commencing on the day after the Closing Date shall be Purchaser's responsibility. All items of income, gain, expenses, loss and credit for such period shall be allocated to the Purchaser. Further, should such partial year's return be audited, the responsibility for dealing with, settling and paying any such tax liability shall be Purchaser's responsibility, and in such regard Purchaser and the Owner shall hold Sellers harmless from and against any and all loss, cost or expense (including reasonable attorneys' fees, other professional fees and court costs) as a result of any liability arising as a result of such audits or in respect to federal or state income tax liability for such period of time from and after the day after the Closing Date. Should Sellers be included in such audits, Purchaser shall furnish Sellers with all necessary information to permit Sellers to respond to the appropriate authorities in a timely and responsive manner. Notwithstanding anything to the contrary herein, each of the parties and the Owner will cooperate with each other and provide the other access to the books and records of the Owner, to the extent under its control, at reasonable times and places for purposes of preparing any governmental report of filing in a timely and correct manner including, without limitation, information to establish a so-called "stepped up basis" in the Owner's property. In addition, each of the parties agrees to maintain the books and records of the Owner under its control at the time of Closing and listed in the Inventory for a period of seven (7) years. This provision shall survive Closing.

  15. SELLERS' REPRESENTATIONS, WARRANTIES AND COVENANTS.

      15.1 Each of the Sellers is making certain representations, warranties and covenants to Purchaser. As indicated below, each of the Sellers represents and warrants only to the extent provided that some or all of the following statements are materially true and correct as of the Effective Date except to the extent any such representation, warranty and covenant expressly provides that it will be materially true and correct as of another date, in which case such representation, warranty and covenant will be materially true and correct as of the date expressly provided.
Upon Closing, Sellers shall deliver to Purchaser a certificate in the form of EXHIBIT K hereto (the "Bringdown Certificate") confirming that the representations, warranties and covenants made by each Seller under this Section remain true and correct in all material respects except for changes in the Leases and Service Contracts occurring prior to the Closing Date which are specifically permitted by this Agreement and are disclosed in updated schedules or exhibits attached to the Bringdown Certificate or changes that are otherwise accepted or waived by Purchaser in writing.

            15.1.1 Altman represents and warrants that the Owner's principal place of business is in Boca Raton, Florida.

            15.1.2 Each Seller for himself or itself and not as to any other Seller represents and warrants that such Seller is not a foreign person or foreign corporation under Section 1445 of the Internal Revenue Code.

            15.1.3 Altman represents and warrants and will defend Owner's title to the Land from and against the lawful claims of all persons claiming by through or under Owner subject to the Permitted Exceptions.

            15.1.4 Altman represents and warrants that the Owner owns no assets other than the Property.

            15.1.5 Altman represents and warrants that the Owner has not entered into any agreement to lease (other than the Leases), sell, encumber (other than the Loan and the Permitted Exceptions) or dispose of its interest in the Property or any part thereof other than in the ordinary course of business.

            15.1.6 Each Seller, for himself or itself and not as to any other Seller or any other Sellers' interest, represents that at Closing its Partnership Interests shall be transferred free and clear of any and all liens, security, interest, pledges, claims, collateral assignments and hypothecations whatsoever including those arising under applicable federal and state securities laws due solely to participation in the ownership of Owner by its constituent members.

            15.1.7 Altman represents and warrants that to its knowledge no written commitments have been made to any governmental authority, utility company, school board, church or other religious body or any homeowners association, or to any other organization, group or individual, relating to the Property which would impose an obligation upon Purchaser or its successors or assigns to make any contribution or dedications of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property other than as set forth in the Permitted Exceptions.

            15.1.8 Altman represents and warrants to its knowledge that no material default exists under any one or more of the Permitted Exceptions, Service Contracts or the Development Agreements.

            15.1.9 Altman represents and warrants that to its knowledge no written notice has been received by Altman or the Owner from any insurer with respect to any existing defects or inadequacies of all or any part of the Property or the use or operation thereof, subject to matters that may arise under Section 9.4 after the Effective Date.

            15.1.10 Each Seller represents and warrants for himself or itself and not as to any other Seller or any other Sellers' interest that there is no lawsuit, action, proceeding or investigation pending or, to each Sellers' knowledge, threatened against or in any way relating to its Partnership Interests before any court or governmental department, commission, board, agency or instrumentality.

            15.1.11 Altman represents and warrants that there is no lawsuit, action or proceeding pending or, to Altman's knowledge, (i) investigation pending against the Owner or the Property, or any part thereof, before any court or governmental department, commission, board, agency or instrumentality or (ii) lawsuit threatened against the Property or the Owner, other than personal injury claims that are covered by Owner's liability insurance policies.

            15.1.12 Altman represents and warrants that neither Altman nor the Owner has received written notice from any governmental authority and has no knowledge of any violation of any zoning, building, fire health code or any other code, statute, ordinance, rule or regulation applicable (or alleged to be applicable) to the Property, or any part thereof that will not have been corrected prior to Closing at no expense to Purchaser including, without limitation, the Americans with Disabilities Act, but Owner and Purchaser are aware of possible violations of accessibility requirements of the Fair Housing Act.

            15.1.13 Altman represents and warrants that Altman has delivered to Purchaser true, correct, and complete copies of the Service Contracts, the Development Agreements, and the Limited Partnership Agreement of the Owner.

            15.1.14 Altman represents and warrants that the Service Contracts and the Development Agreements comprise every written contract, agreement, and commitment written to which the Owner is a party, or by which the Owner is bound, or affecting the Property or, as of Closing, the Partnership Interests, excepting (i) Leases and (ii) Permitted Exceptions.

            15.1.15 Altman represents and warrants that Altman is a duly organized Michigan corporation, validly existing and qualified and empowered to conduct its business and has full power and authority to enter into and fully perform and comply with the terms of this Agreement.
Neither the execution and delivery of this Agreement, nor its performance by such Seller will conflict with or result in the breach of any contract, agreement, law, rule or regulation to which such Seller is a party or by which such Seller is bound. This Agreement is valid and enforceable against such Seller in accordance with its terms. Each instrument to be executed by such Seller and the Owner pursuant to this Agreement or in connection herewith prior to the Closing will, when executed and delivered, be valid and enforceable against such Seller or the Owner, as applicable, in accordance with its terms.

            15.1.16 Limited Partner 1 represents and warrants that Limited Partner 1 is a duly organized Florida limited partnership, validly existing and qualified and empowered to conduct its business has full power and authority to enter into and fully perform and comply with the terms of this Agreement. Neither the execution and delivery of this Agreement, nor its performance by such Seller will conflict with or result in the breach of any contract, agreement, law, rule or regulation to which such Seller is a party or by which such Seller is bound. This Agreement is valid and enforceable against such Seller in accordance with its terms. Each instrument to be executed by such Seller pursuant to this Agreement or in connection herewith prior to the Closing will, when executed and delivered, be valid and enforceable against such Seller in accordance with its terms.

            15.1.17 Limited Partner 2 represents and warrants that Limited Partner 2 is a duly organized Florida limited liability company, validly existing and qualified and empowered to conduct its business and has full power and authority to enter into and fully perform and comply with the terms of this Agreement. Neither the execution and delivery of this Agreement, nor its performance by such Seller will conflict with or result in the breach of any contract, agreement, law, rule or regulation to which such Seller is a party or by which such Seller is bound. This Agreement is valid and enforceable against such Seller in accordance with its terms. Each instrument to be executed by such Seller pursuant to this Agreement or in connection herewith prior to the Closing will, when executed and delivered, be valid and enforceable against such Seller in accordance with its terms.

            15.1.18 Limited Partner 3 represents and warrants that Limited Partner 3 is a duly created Florida trust and has full power and authority to enter into and fully perform and comply with the terms of this Agreement. Neither the execution and delivery of this Agreement, nor its performance by such Seller will conflict with or result in the breach of any contract, agreement, law, rule or regulation to which such Seller is a party or by which such Seller is bound. This Agreement is valid and enforceable against such Seller in accordance with its terms. Each instrument to be executed by such Seller pursuant to this Agreement or in connection herewith prior to the Closing will, when executed and delivered, be valid and enforceable against such Seller in accordance with its terms.

            15.1.19 Limited Partner 4 represents and warrants that Limited Partner 4 is an individual and has full power and authority to enter into and fully perform and comply with the terms of this Agreement. Neither the execution and delivery of this Agreement, nor its performance by such Seller will conflict with or result in the breach of any contract, agreement, law, rule or regulation to which such Seller is a party or by which such Seller is bound. This Agreement is valid and enforceable against such Seller in accordance with its terms. Each instrument to be executed by such Seller pursuant to this Agreement or in connection herewith prior to the Closing will, when executed and delivered, be valid and enforceable against such Seller in accordance with its terms.

            15.1.20 Limited Partner 5 represents and warrants that Limited Partner 5 is a duly organized Florida limited partnership, validly existing and qualified and empowered to conduct its business and has full power and authority to enter into and fully perform and comply with the terms of this Agreement. Neither the execution and delivery of this Agreement, nor its performance by such Seller will conflict with or result in the breach of any contract, agreement, law, rule or regulation to which such Seller is a party or by which such Seller is bound. This Agreement is valid and enforceable against such Seller in accordance with its terms. Each instrument to be executed by such Seller pursuant to this Agreement or in connection herewith prior to the Closing will, when executed and delivered, be valid and enforceable against such Seller in accordance with its terms.

            15.1.21 Limited Partner 6 represents and warrants that Limited Partner 6 is a duly organized Florida limited partnership, validly existing and qualified and empowered to conduct its business and has full power and authority to enter into and fully perform and comply with the terms of this Agreement. Neither the execution and delivery of this Agreement, nor its performance by such Seller will conflict with or result in the breach of any contract, agreement, law, rule or regulation to which such Seller is a party or by which such Seller is bound. This Agreement is valid and enforceable against such Seller in accordance with its terms. Each instrument to be executed by such Seller pursuant to this Agreement or in connection herewith prior to the Closing will, when executed and delivered, be valid and enforceable against such Seller in accordance with its terms.

            15.1.22 Altman represents and warrants that it and the Owner have not received any notice of any existing, proposed or contemplated plan to widen, modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceeding that would materially affect the Land and Improvements.

            15.1.23 Altman represents and warrants that EXHIBIT C (the "Rent Roll") describes all existing Leases as of the date thereof, true, correct and complete copies of which have been made available to Purchaser for review and copying at the Land. Altman further represents that there are no oral Leases. Altman represents that no amounts shown as security deposits on the Rent Roll have been applied to past due rent obligations of any of the tenants.

            15.1.24 Altman represents that Purchaser has been given access to all tenant files and that all such files are located on-site at the Property.

            15.1.25 Altman represents and warrants that the Owner and Altman have not received any advance payment of rent (other than for the current month) on account of any of the Leases except as set forth in the Rent Roll or in such tenant's lease file on-site on the Property. Altman represents and warrants that there are no written or oral leases or tenancies affecting the Property other than those listed in the Rent Roll. Altman represents and warrants that all of the Leases are assignable by the Owner at Closing without the consent of any other party.

            15.1.26 To the best of Altman's knowledge, based solely on Sellers' Environmental Reports (a) Owner has not released, generated, produced, stored, treated, processed, transferred or disposed of any Hazardous Materials on the Land, (b) the Land does not contain Hazardous Materials in quantities that would trigger any notice, cleanup, or other obligation or liability under Environmental Laws, and (c) Owner has not received any notices from any governmental authorities having jurisdiction over the Land that the Land is in violation of any Environmental Laws. The term "Hazardous Materials" means any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law, and petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas) and asbestos. The term "Environmental Laws" includes, without limitation, the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the Effective Date, together with their implementing regulations, guidelines, rules or orders, and all state, regional, county, municipal and other local laws, regulations, ordinances, rules or orders that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials.

            15.1.27 Altman represents and warrants that the Owner is a duly organized and validly existing Florida limited partnership and is in good standing under the laws of the State of Florida, authorized to do business in Illinois and in good standing under the laws of the State of Illinois.

            15.1.28 Altman represents and warrants that the only business that the Owner is carrying on is the ownership, development, operation, and management of the Property. Altman represents and warrants that the Owner has full power and authority to own the Property.

            15.1.29 Altman represents and warrants that Altman owns a 1% general partnership interest in the Owner and that its general partnership interest plus the limited partnership interest of the Limited Partners represents 100% of the Partnership Interests in the Owner and no person or entity other than Purchaser has any option or right to acquire any interest in the Partnership. Altman represents and warrants that Altman has full power and authority to own its general partnership interest in the Owner.

            15.1.30 Altman represents and warrants that the Limited Partners, collectively, own a 99% limited partnership interest in the Owner. Each Limited Partner represents and warrants for himself or itself and not as to any other Seller or any other Sellers' interest that it or he has full power and authority to own its respective limited partnership interest in the Owner.

            15.1.31 Altman represents and warrants that the Owner has filed or caused to be filed or will file or cause to be filed all federal, state, county and local income, excise, property and other tax returns which are due and/or required to be filed by Partnership or shall have obtained extensions for such filings prior to Closing and have paid or will pay all taxes, if any, determined by such returns. To the extent Partnership obtains or has obtained an extension for any such filing, Altman represents that such filing will be made and taxes paid within all applicable time deadlines.

            15.1.32 Altman represents and warrants that the Owner has furnished Purchaser with copies of the Owner's previously filed tax return(s) for calendar year 2003, unaudited financial statements of the Owner, from January 1, 2004 through June 30, 2004 and an audited financial statement for the period ending December 31, 2003. Such financial statements (including any related schedules, exhibits, and notes) were compiled from Partnership records using Generally Accepted Accounting Principles ("GAAP"), except that the financial statements do not include any footnotes required under GAAP. Altman represents and warrants that the financial statements (subject to normal year-end audit adjustments) fairly present the financial condition and the results of operations of the Owner as of, and for the fiscal year (or portion thereof) ended on, the date or dates thereof (subject to normal year-end audit adjustments). Altman represents and warrants that there are no material liabilities, direct or indirect, fixed or contingent, of the Owner as of the Effective Date or the Closing Date of a type required by GAAP to be reflected in the financial statements or in the notes thereto that are not reflected therein.

            15.1.33 Altman represents and warrants that Altman and/or the Owner have not received any notice that any part of the real estate has been designated as wetlands or inhabited by any endangered species by any governmental agency having jurisdiction.

            15.1.34 Altman represents and warrants that Altman and/or the Owner have not received any notice that any annexation of the Property into any city or town is currently in process and to Altman's knowledge, no such effort is contemplated.

            15.1.35 Altman represents and warrants that neither the Owner nor Altman is in default in respect of any of their respective known obligations or known liabilities pertaining to the Property or any part thereof in any material respect.

            15.1.36 To its knowledge, Altman represents and warrants that there are no pending or threatened condemnation or similar proceedings affecting the Land.

            15.1.37 Altman represents and warrants that there are no real estate tax appeals in effect respecting the Property. Altman represents and warrants that the Owner has paid or will pay all personal property taxes due and payable on all tangible personal property located on the Property which has been assessed for tangible personal property taxes through the date of Closing.

            15.1.38 Altman represents and warrants that all stove hoods, refrigerators, ovens, garbage disposals, dishwashers, carpeting, microwaves, washers and dryers and HVAC units, if any, in each Unit are or shall be owned by the Owner at Closing free and clear of all liens and encumbrances.

            15.1.39 Altman represents and warrants that the Owner has no employees.

            15.1.40 To its knowledge, Altman represents and warrants that a complete copy of the Plans and Specifications have been delivered to Purchaser.

            15.1.41 Altman represents that a true, correct and complete copy of the Owner's limited partnership agreement is attached as EXHIBIT M (the "Partnership Agreement").

            15.1.42 To the best of Altman's knowledge, Owner has all licenses, permits and certificates of a material nature which are necessary for the current use and operation of the Property as a residential apartment community. Altman has not received any notice that the Land or its use violates any governmental law, regulation, ordinance or order or any covenants or restrictions encumbering the Land that will not have been cured prior to the Closing.

            15.1.43 Altman represents and warrants that the following financing statements apply to furniture, equipment, personal property and other interests which are not part of the Property and do not apply to the Property, other than as may exist in connection with the Service Contracts as disclosed on EXHIBIT G: None.

            15.1.44 Each of the Sellers represents as to itself, and only as to itself, that to the best of its knowledge, Seller is in compliance in all material respects with all applicable provisions of (i) the Patriot Act, as defined herein, (ii) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and (iii) any other legal requirements relating to money laundering or terrorism. "Patriot Act" means the Uniting and Strengthening American by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 and the regulations promulgated, as amended.

            15.1.45 Each of the Sellers represents as to itself, and only as to itself, that it is not an "employee benefit plan" as defined in ERISA, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"); and none of Seller's assets constitute or will constitute (or are or will be deemed, for purposes of ERISA or Section 4975 of the Code or, if applicable, any substantially similar federal, state, local or foreign law, to constitute) assets of any such "employee benefit plan" or "plan". Sellers' representations made pursuant to this Section 15.1.44 shall survive the Closing.

            15.1.46 For purposes of this Section 15.1 and this Agreement, the phrases "to the best of Altman's knowledge", "to the best of Sellers' knowledge", or reference to the knowledge of Altman or Sellers shall mean the current, actual, conscious knowledge only, and not any implied, imputed or constructive knowledge, of Joel L. Altman, Chairman of Altman Development Corporation, a Michigan corporation, the general partner of Owner ("Altman"), Jeffery A. Roberts, President of Altman and Patti Harris, Regional Vice President of Altman Management (the "Sellers' Knowledge Party") and each Seller hereby warrants and represents that Sellers' Knowledge Party are the people most likely to receive such notices, complaints or other proof of such violation(s). The representations and warranties contained in this Agreement shall survive the Closing for nine (9) months, except for any of the representations and warranties set forth in this Agreement which are also made by any Seller pursuant to the Assignment of Partnership Interests. No claim shall be made upon a breach of the representations and warranties contained in this Agreement unless notice thereof has been given to Sellers within such nine
(9) month period. The representations and warranties contained herein shall run in favor of, and benefit, Purchaser and the Owner and its successors and assigns permitted hereby.

      15.2 As and when indicated below, Altman (or, if so indicated, one or more of the Limited Partners) covenants and agrees with Purchaser and the Owner that:

            15.2.1 After the Effective Date and through the Closing Date, Altman shall cause the Owner to conduct its business involving the Property as follows, and during such period will (except as specifically provided to the contrary herein or except as approved by Purchaser, which approval will not be unreasonably withheld, delayed or conditioned):

                  15.2.1.1 Refrain from transferring any of the Personal Property other than in the ordinary course of business or creating on the Personal Property any liens, chattel mortgages, encumbrances or other interests, which covenant shall survive for ninety (90) days after Closing.

                  15.2.1.2 Except as specified in this Agreement, Altman and the Owner shall not terminate, modify, extend, amend or renew any contract relating to the Property; however, this restriction shall not apply to the Owner's ability and the Owner shall have the right to enter into Leases in the ordinary course of business or Service Contracts which may be cancelled with thirty (30) days' notice, at no cost, liability or expense to Owner.

                  15.2.1.3    Refrain from modifying, amending or
terminating the Owner's Partnership Agreement.

                  15.2.1.4 Refrain from entering into any Lease or other agreement with tenants of the Property, other than the form lease attached hereto as EXHIBIT L, which requires the tenant thereunder to pay any rent or other compensation after Closing to the Owner which is not provided in the form lease attached hereto as EXHIBIT L or other tenant Lease so that the only compensation or cash flow payable to Owner is payable under the form of lease attached hereto as EXHIBIT L or other tenant Lease entered into by Owner.

            15.2.2 Sellers shall refrain from offering the Partnership Interests for sale or marketing the same other than as contemplated by this Agreement.

            15.2.3 Altman shall cause the Owner to have cancelled or assumed by another entity as of the Closing Date all Service Contracts at the cost of the Owner, other than the Assumed Service Contracts. After the Effective Date, the Owner will not enter into any new contract other than Leases that is not cancelable, without penalty or premium, upon thirty (30) days' notice, without the prior written consent of Purchaser, which shall not be unreasonably withheld, conditioned or delayed. Purchaser shall issue its approval or denial, with explicit reasons if denied, within ten
(10) days of request from the Owner. If Purchaser has not timely issued its response, the proposed service contract shall be deemed approved.

            15.2.4 Altman agrees and covenants to, as agreed to by Sellers, distribute or cause to be distributed all of the net proceeds of sale of its Partnership Interest to the respective Sellers' constituent entities in accordance with their rights to the proceeds thereof and Sellers jointly and severally agree to indemnify and hold Purchaser harmless from and against any and all losses, damages, costs, and expenses, including attorneys' fees and disbursements, incurred by them, or any of them, for claims made based upon the failure to so distribute the net proceeds of sale of the Partnership Interests to those entities and persons entitled thereto. The provisions of this Section 15.2.4 shall survive Closing for nine (9) months.

            15.2.5 As of the Closing, Altman and the Limited Partners will automatically and without further act or agreement each waive any claims it or he has or may have against the Owner arising on or before the Closing Date.

          15.2.6 Purchaser is acquiring all of the Partnership Interests in lieu of acquiring the assets of the Owner. The parties to this Agreement hereby agree that neither the Owner nor Purchaser shall be responsible for any liabilities, obligations or undertakings of the Owner which arise prior to the Closing Date, other than: (a) the continuing contractual obligations of the Owner which accrue subsequent to the Closing Date pursuant to the Assumed Service Contracts, tenant Leases, and Permitted Exceptions and (b) any liabilities arising out of the physical condition of the Property (other than liabilities to third parties as a result of the physical condition of the Property and Improvements required in connection therewith arising prior to the Closing Date). Therefore, as of the Closing Date, Altman, and not the Limited Partners, agrees to and does hereby indemnify and hold harmless Purchaser and Owner from and against any losses, costs, claims, liabilities, damages and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees, court costs, paraprofessional fees and disbursements at trial and upon appeal) which the Owner or Purchaser (or its permitted assignees) may suffer, incur or be obligated to perform as a result of an event, liability, obligation, debt, contract or other commitment of any kind or nature whatsoever which occurred or arose, or resulted from an event which occurred, prior to the Closing Date other than continuing obligations of the Owner which accrue subsequent to the Closing Date pursuant to Assumed Service Contracts, tenant Leases and Permitted Exceptions, including, without limitation, any claim, demand, lawsuit, arbitration or other legal proceeding initiated by one or more of the Sellers specifically relating to (a) with respect to this Agreement and the Assignment of Partnership Interests, solely the act of the execution and delivery of this Agreement and/or the Assignment of Partnership Interests by Sellers or any one of them and (b) the actual transfer of the Partnership Interests to Purchaser by Sellers or any one of them pursuant to the Assignment of Partnership Interests. The foregoing indemnity shall not apply with respect to any loss, liability, cost, damage or expense incurred by Purchaser and arising from or related to the construction of Improvements or the physical condition of the Property (other than liabilities to third parties arising as a result of the physical condition of the Property and Improvements required in connection therewith arising prior to the Closing Date). In addition, in the event the Improvements are converted to condominium form of ownership, the foregoing indemnity shall not apply to any claim relating to the construction of Improvements brought by a condominium association against Purchaser or Owner. However, the indemnity shall apply with respect to any claim of a violation of the Fair Housing Act by any claimant whose claim arise prior to the Closing Date. The provisions of this Section (i) shall survive the Closing for three (3) years from the Closing provided, however, the indemnities provided by this Section shall remain in effect thereafter with respect to any litigation or written threat of litigation within the three (3) year period and (ii) shall be for the benefit of the Owner, and the Purchaser. Any successor in interest whether by way of the sale of the Property or the sale of partnership interests of Purchaser or interests of the Owner in a transaction which results in the loss of a majority in interest and day to day control of the Owner by Purchaser or any of its affiliated entities shall not have the benefit of such indemnity. If a claim for indemnity is made by Purchaser before the expiration of the time periods described herein, then Purchaser may continue to pursue such claim notwithstanding the fact that the indemnity would otherwise have expired pursuant to the terms of this Section. The foregoing indemnity includes claims referenced in Sections 15.1.11 and 15.2.4.

            15.2.7 Altman shall promptly deliver to Purchaser a copy of any tax bill, notice of amendment or notice of change in a tax rate affecting the Property, any notice of violation from any governmental authority, any notice of any taking affecting or relating to the Property received by Altman or the Owner after the Effective Date. This provision shall survive the Closing for a period of two (2) years.

            15.2.8 Altman shall not materially alter the condition of the Property or make any material ($25,000 or more) changes or alteration to the improvements thereon without Purchaser's prior written consent (not to be unreasonably withheld, delayed or conditioned).

            15.2.9 Altman shall operate the Property only in the ordinary course of business.

            15.2.10 If Sellers are unable to deliver the last month's financial statement required by Section 9.6 hereof as required thereby, the last month's financial statement shall be provided no later than thirty
(30) days after Closing.  This obligation shall survive Closing.

      15.3 For a period from the Effective Date until nine (9) months from the Closing Date, Purchaser represents and warrants to each of Sellers from which it is purchasing a Partnership Interest that:

            15.3.1 Purchaser is acquiring the Partnership Interests for Purchaser's own account for Investment, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 (which Act, together with any amendments thereto and rules and regulations thereunder and any similar federal statute in force in the future is hereinafter called the "Act").

            15.3.2 Purchaser understands that the Partnership Interests have not been registered under the Act or any blue sky or other state securities law or regulation in reliance, in part, upon the representations, warranties, and covenants of Sellers contained herein. Purchaser also understands that Purchaser cannot offer for sale, sell or transfer the Partnership Interests except in compliance with the Act.

            15.3.3 Each entity constituting Purchaser is a duly organized and validly existing Delaware limited partnership or limited liability company, as applicable, is in good standing under the laws of the State of Delaware. Purchaser has full power and authority to own the Partnership Interests. This Agreement has been duly authorized, executed, and delivered by Purchaser and constitutes the valid and binding agreement of Purchaser, enforceable in accordance with its terms.

            15.3.4 There is no contract to which Purchaser is a party or, to Purchaser's knowledge, binding on Purchaser which is in conflict with this Agreement. To Purchaser's knowledge, there is no action or proceeding pending against Purchaser which challenges or impairs Purchaser's ability to execute or perform its obligations under this Agreement.

            15.3.5 Purchaser hereby agrees, from and after the Closing Date, to use its commercially reasonable efforts to obtain from a third party buyer of the Property from Owner or a third party buyer of the Partnership Interests from Purchaser, an indemnity in favor of Owner and Sellers from and against any and all losses, costs, claims, causes of action, liabilities, damages and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements and costs associated with defending any action in the manner of Owner's choosing) which Owner and Sellers may suffer, incur or be obligated to perform as a result of such third party buyer converting the form of ownership of the Land to a condominium form of ownership and subsequently selling residential condominium units in connection therewith, whether or not any of such losses, costs, claims, causes of action, liabilities, damages and expenses are as a result of claims instituted by condominium unit owners, contract vendees of condominium units, any condominium association or any other party and whether or not such losses, costs, claims, causes of action, liabilities, damages and expenses relate to the construction of the Property or any other matter, nature or thing whatsoever. Purchaser shall not be liable to Sellers if, after using commercially reasonable efforts, Purchaser does not obtain an indemnification under this Section.

            15.3.6 Purchaser is not and will not be an "employee benefit plan" as defined in ERISA, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"); and none of its assets constitutes or will constitute (or are or will be deemed, for purposes of ERISA or Section 4975 of the Code or, if applicable, any substantially similar federal, state, local or foreign law, to constitute) assets of any such "employee benefit plan" or "plan".

            15.3.7 To the best of Purchaser's knowledge, Purchaser is in compliance in all material respects with all applicable provisions of
(i) the Patriot Act, as defined herein, (ii) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and (iii) any other legal requirements relating to money laundering or terrorism. "Patriot Act" means the Uniting and Strengthening American by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 and the regulations promulgated, as amended.

            15.3.8 Purchaser represents and warrants that (a) it is a sophisticated real estate investor with substantial experience in the acquisition of real estate and the conduct of due diligence related to such acquisition and (b) the due diligence and inspections permitted to take place under the terms of this Agreement within the time limits provided for herein are sufficient to provide Purchaser with all of the information needed by Purchaser to make an informed decision regarding the acquisition of the Partnership Interests. This representation and warranty shall survive the Closing of this Agreement. Purchaser acknowledges that (i) Sellers have made no representations, warranties, promises or commitments with respect to the Partnership Interests or the Property, except as specifically set forth in this Agreement and the closing documents delivered pursuant hereto, (ii) Purchaser is not relying upon any warranties, representations, promises, commitments or undertakings made or alleged to have been made by or on behalf of Seller, or any real estate broker or agent or employee of Seller, not specifically set forth herein or in the closing documents delivered pursuant hereto, and (iii) Purchaser is purchasing the Partnership Interests and the Property "AS-IS," except as specifically set forth herein or in the closing documents delivered pursuant hereto.

      15.4 Purchaser agrees that promptly upon learning of a liability, obligation, debt, contract, claim, proceeding or other event ("Event") which may result in the Purchaser seeking indemnification from Altman pursuant to Section 15.2.6 above, Purchaser shall give Altman written notice of the Event as promptly as practicable (and in any event within ten
(10) days after the service on Purchaser of a summons and complaint or the receipt by Purchaser of any form of written notice from a third party). Such notice shall include copies of all written materials received by the Purchaser relative to the Event. After such notice, if Altman is obligated under the terms of its indemnity in connection with the Event, then, within five (5) days of receipt of Purchaser's notice of the Event, Altman shall take control of the defense and investigation of the Event and employ and engage attorneys of its own choice reasonably satisfactory to Purchaser to handle and defend the same at Altman's cost, risk and expense and to compromise or settle or otherwise deal with such claim. The Purchaser shall cooperate in all reasonable respects with Altman and such attorneys in the investigation, trial and defense of any claim and any appeal arising therefrom, including without limitation, making available all records, materials and other information in the Purchaser's possession or control. Purchaser may at its own cost, participate in the investigation, trial and defense of the claim and any appeal arising therefrom. If Altman determines that it is not obligated under its indemnity it shall so notify the Purchaser within five (5) days of receipt of Purchaser's notice of the Event.

  16. "AS IS" PURCHASE. Notwithstanding anything to the contrary contained in Section 15.3.7, Purchaser hereby understands, acknowledges and agrees that:

      16.1 EXCEPT AS MAY BE SPECIFICALLY STATED IN THE DOCUMENTS EXECUTED BY SELLER AT THE CLOSING, OR THIS AGREEMENT, SELLERS, FOR THEMSELVES AND ON BEHALF OF THEIR PARTNERS OR ANY PARTNERSHIPS, COMPANIES, CORPORATIONS OR OTHER ENTITIES OR PERSONS AFFILIATED WITH OR RELATED TO SELLER (COLLECTIVELY, "SELLERS' RELATED COMPANIES"), HEREBY SPECIFICALLY DISCLAIM ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO OR CONCERNING (A) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF, FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON, (B) THE NATURE, ENFORCEABILITY AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE, (C) THE COMPLIANCE OF THE PROPERTY OR THE OPERATION THEREOF WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY, (D) WHETHER THE IMPROVEMENTS ON THE PROPERTY ARE BUILT IN A GOOD AND WORKMANLIKE MANNER, (E) WARRANTIES (EXPRESS OR IMPLIED) OF CONDITION REGARDING THE PROPERTY'S FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, TENANTABILITY, HABITABILITY OR SUITABILITY FOR ANY INTENDED USE, (F) ANY ENVIRONMENTAL CONDITIONS WHICH MAY EXIST ON THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE EXISTENCE OR NON-EXISTENCE OF PETROLEUM PRODUCTS, PETROLEUM RELATED PRODUCTS, "HAZARDOUS SUBSTANCES," "HAZARDOUS MATERIALS," "TOXIC SUBSTANCES," OR "SOLID WASTE" AS SUCH TERMS ARE DEFINED IN APPLICABLE ENVIRONMENTAL LAWS, AND (G) THE FINANCIAL EARNING CAPACITY OR HISTORY OR EXPENSE HISTORY OF THE OPERATION OF THE PROPERTY.
BY ACCEPTANCE OF THIS AGREEMENT AND OTHER CLOSING DOCUMENTS TO BE DELIVERED BY SELLERS AT THE CLOSING, PURCHASER ACKNOWLEDGES THAT SUBJECT TO SELLERS' REPRESENTATIONS AND WARRANTIES HEREIN AND IN THE OTHER DOCUMENTS EXECUTED BY SELLERS AT THE CLOSING, PURCHASER'S OPPORTUNITY FOR INSPECTION AND INVESTIGATION OF THE PROPERTY WILL BE ADEQUATE TO ENABLE PURCHASER TO MAKE PURCHASER'S OWN DETERMINATION WITH RESPECT TO THE ACQUISITION OR NON-ACQUISITION OF THE PROPERTY AND PRESENCE OR THE DISPOSAL ON OR BENEATH THE PROPERTY (AND OTHER PARCELS IN PROXIMITY THERETO) OF SUCH HAZARDOUS MATERIALS, AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN OR IN OTHER CLOSING DOCUMENTS EXECUTED BY SELLERS, PURCHASER ACCEPTS THE RISK OF THE PRESENCE OR DISPOSAL OF SUCH HAZARDOUS MATERIALS. PURCHASER ACKNOWLEDGES THAT NO REPRESENTATIONS HAVE BEEN MADE BY SELLERS, SELLERS' RELATED COMPANIES, SELLERS' AGENTS, BROKERS OR EMPLOYEES, IF ANY, AND THAT PURCHASER HAS NOT RELIED ON THE INFORMATION SUPPLIED BY SELLERS IN ENTERING INTO OR CONTINUING THE EFFECTIVENESS OF THIS TRANSACTION, OTHER THAN AS EXPRESSLY STATED HEREIN OR IN OTHER CLOSING DOCUMENTS EXECUTED BY SELLERS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN OTHER CLOSING DOCUMENTS EXECUTED BY SELLERS, NEITHER SELLERS NOR SELLERS' RELATED COMPANIES, SELLERS' AGENTS, BROKERS OR EMPLOYEES, IF ANY, HAVE MADE ANY REPRESENTATION OR STATEMENT TO PURCHASER CONCERNING THE PROPERTY'S INVESTMENT POTENTIAL OR RESALE AT ANY FUTURE DATE, AT A PROFIT OR OTHERWISE, NOR HAVE SELLERS OR SELLERS' RELATED COMPANIES, SELLERS' AGENTS, BROKERS OR EMPLOYEES, IF ANY, RENDERED ANY ADVICE OR EXPRESSED ANY OPINION TO PURCHASER REGARDING ANY INCOME TAX CONSEQUENCES OF OWNERSHIP OF THE PROPERTY.

      16.2 EXCEPT ONLY TO THE EXTENT OTHERWISE SET FORTH HEREIN OR IN OTHER CLOSING DOCUMENTS EXECUTED BY SELLERS, THE CONVEYANCE OF THE PARTNERSHIP INTERESTS IS MADE ON AN "AS-IS" BASIS.

      16.3 PURCHASER ACKNOWLEDGES AND REPRESENTS TO SELLERS THAT PURCHASER HAS MADE ITS DECISION TO ENTER INTO, CONTINUE THE EFFECTIVENESS OF AND, IF IT DOES SO, CLOSE THIS TRANSACTION BASED SOLELY ON PURCHASER'S INDEPENDENT ANALYSIS AND INVESTIGATION AND ON ONLY THE REPRESENTATIONS AND WARRANTIES OF SELLERS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND IN THE OTHER CLOSING DOCUMENTS EXECUTED BY SELLERS. OTHER THAN THE EXPRESSLY STATED REPRESENTATIONS AND COVENANTS OF SELLERS HEREIN AND IN THE OTHER CLOSING DOCUMENTS EXECUTED BY SELLERS, SELLERS HAVE NO DUTY TO INFORM, ADVISE OR OTHERWISE PROVIDE INFORMATION TO PURCHASER THAT SELLERS MAY HAVE REGARDING THE PROPERTY.



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


      16.4 PURCHASER ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, ANY INFORMATION, DOCUMENTS OR REPORTS SUPPLIED OR MADE AVAILABLE BY SELLERS, WHETHER WRITTEN OR ORAL, OR IN THE FORM OF MAPS, SURVEYS, PLATS, SOIL REPORTS, ENGINEERING STUDIES, ENVIRONMENTAL STUDIES, OPERATING STATEMENTS OR OTHER INSPECTION REPORTS PERTAINING TO THE PROPERTY (COLLECTIVELY, THE "REPORTS") ARE BEING DELIVERED OR HAVE BEEN DELIVERED TO PURCHASER ON AN "AS-IS/WHERE-IS" BASIS AND THAT EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN SELLERS HAVE NEITHER VERIFIED THE ACCURACY OF ANY STATEMENTS OR OTHER INFORMATION THEREIN CONTAINED, NOR ANY METHOD USED TO COMPILE THE REPORTS OR THE QUALIFICATIONS OF THE PERSON(S) PREPARING THE REPORTS. EXCEPT AS OTHERWISE SET FORTH HEREIN AND/OR IN ANY CLOSING DOCUMENTS EXECUTED BY SELLERS, SELLERS MAKE NO REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW AS TO THE ACCURACY, COMPLETENESS OR ANY OTHER ASPECT OF THE REPORTS.

      16.5 EXCEPT AS OTHERWISE SPECIFICALLY STATED IN THIS AGREEMENT AND/OR OTHER CLOSING DOCUMENTS EXECUTED BY SELLERS AND EXCEPT WITH RESPECT TO CLAIMS BROUGHT BY THIRD PARTIES OR GOVERNMENTAL AGENCIES, PURCHASER AGREES THAT NEITHER SELLERS NOR SELLERS' RELATED COMPANIES SHALL BE RESPONSIBLE OR LIABLE TO PURCHASER OR ANY SUCCESSOR OR ASSIGNEE OF PURCHASER, AND PURCHASER, ON ITS OWN BEHALF AND ON BEHALF OF ITS SUCCESSORS AND ASSIGNS, HEREBY RELEASES AND COVENANTS NOT TO SUE SELLERS OR ANY OF SELLERS' RELATED COMPANIES FOR ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS OR ON ACCOUNT OF ANY OTHER CONDITIONS AFFECTING THE PROPERTY, KNOWN OR UNKNOWN.

      16.6 THE TERMS OF THIS SECTION 16 SHALL SURVIVE THE CLOSING, TERMINATION OR EXPIRATION OF THIS AGREEMENT.

  17. MISCELLANEOUS.

      17.1 PARTIES BOUND; ASSIGNMENT. Sellers may not assign this Agreement without the prior written consent of Purchaser. This Agreement, and the rights and obligations hereunder, may not be assigned by Purchaser except to an entity controlled by Purchaser or a subsidiary or an affiliate of Purchaser. In the event of any such assignment, such assignee shall assume the obligations of the original party designated as "purchaser" hereunder and shall provide written evidence of such assumption to Sellers.

The original party designated as "purchaser" hereunder shall not be released from its duties or obligations hereunder in the event of such assignment. Simultaneous with any such assignment, Purchaser shall confirm to Purchaser's actual knowledge the absence of any Sellers default and Sellers and Purchaser shall affirm their respective continuing liability under this Agreement, provided, however, that under all circumstances the assignee of Purchaser hereunder is a permitted assignee pursuant to the terms of this Agreement. Such assignment documentation shall be delivered to Sellers no fewer than five (5) days before the Closing and shall be done at no cost or expense to Sellers. Sellers agree to close the transaction contemplated hereunder with the permitted assignee of Purchaser. This
Section 17.1 is subject in all respects to Section 17.

      17.2 HEADINGS. The article, section, subsection and other headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

      17.3 INVALIDITY AND WAIVER. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

      17.4 GOVERNING LAW. This Agreement shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of Illinois. Venue for any action arising hereunder shall lie exclusively in the federal and state courts in Will County, Illinois.

      17.5 SURVIVAL. Unless expressly stated hereunder to survive Closing, none of the agreements, terms, provisions, covenants, representations, warranties, conditions and indemnifications set forth in this Agreement shall survive the Closing or any earlier termination of this Agreement. Notwithstanding anything to the contrary contained in the preceding sentence, each covenant, representation or indemnification herein set forth in this Agreement which expressly provides that it survives Closing shall survive the Closing and the delivery of documents contemplated herein for the time period specified, if any, including all indemnifications, covenants and representations which are to be performed or applied to circumstances subsequent to the Closing Date and shall run in favor of, and benefit, the Owner or Purchaser, as applicable, or Sellers, and their respective successors and assigns, unless otherwise expressly stated herein.

      17.6 NO THIRD PARTY BENEFICIARY. The provisions of this Agreement and of the documents to be executed and delivered at the Closing are and will be for the benefit of Sellers and Purchaser only and are not for the benefit of any third party and, accordingly, no third party shall have the right to enforce the provisions of this Agreement or the documents to be executed and delivered at the Closing.

      17.7 TIME. Time is of the essence in the performance of this Agreement.

      17.8 CONFIDENTIALITY. From and after the Effective Date, whether before or after the Closing, neither Seller nor Purchaser will release, or cause or permit to be released, any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose, or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement without first obtaining the written consent of the other party. The foregoing shall not preclude either party from discussing the substance or any relevant details of such transactions with any of its attorneys, accountants, professional consultants, lenders, partners, investors or any prospective lender, partner or investor, as the case may be, or prevent either party hereto from complying with laws, rules, regulations and court orders, including, without limitation, governmental, regulatory, disclosure, tax and reporting requirements. In addition to any other remedies available to a party, each party shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against the other party in order to enforce the provisions of this Section 17.8. The provisions of this Section 17.8 shall survive the Closing or earlier termination of this Agreement to the extent that applicable law requires otherwise and to the extent that Purchaser's status as a public company obligates Purchaser otherwise.

      17.9 NOTICES. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth on EXHIBIT H attached hereto and made a part hereof. Any such notices shall be either (a) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered on the date such notice is deposited with such courier, (b) sent by facsimile, in which case notice shall be deemed delivered upon confirmed transmission of such notice by facsimile, or (c) sent by personal delivery, in which case notice shall be deemed delivered upon receipt or refusal of delivery of such notice. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actually received by the recipient thereof. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. The attorney for a party has the authority to send and receive notices on behalf of such party.

      17.10 CONSTRUCTION. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

      17.11 CALCULATION OF TIME PERIODS. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday. Unless otherwise specified herein, the last day of any period of time described herein shall be deemed to end at 4:30 p.m. Central time. The term "business day" means any weekday that is not a legal holiday under the laws of the State of Illinois.

      17.12 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which counterparts shall constitute one agreement. To facilitate execution of this Agreement, the parties may execute and exchange execution pages by telephone facsimile counterparts, provided, that executed originals thereof are forwarded to the other party on the same day by any of the delivery methods set forth in Section 8.9 hereof other than facsimile.

      17.13 FURTHER ASSURANCES. In addition to the acts and deeds recited herein and contemplated to be performed, executed or delivered by either party at the Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

      17.14 ENTIRETY AND AMENDMENTS. This Agreement embodies the entire contract between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by both Sellers and Purchaser. Escrow Agent is a party to this Agreement only with respect to EXHIBIT D, and any amendment of EXHIBIT D shall require the written agreement of Escrow Agent.

      17.15 COVENANT NOT TO RECORD. Neither Seller nor Purchaser will record this Agreement or any memorandum or other evidence thereof. Any such recording shall constitute a material default hereunder.

      17.16 WAIVER OF JURY TRIAL. The respective parties hereto shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement, or for the enforcement of any remedy under any statute, emergency or otherwise.

      17.17 OBLIGATION. Altman shall be responsible for all obligations of Sellers hereunder other than those obligations arising from representations and/or obligations of the individual Limited Partners for which the Limited Partners shall be individually responsible.

  18. INFORMATION AND AUDIT COOPERATION. At Purchaser's request, at reasonable times and upon reasonable notice, before or after the Closing, Altman shall provide to Purchaser's designated independent auditor access to the books and records of the Property, at Purchaser's expense, and all related information regarding the period for which Purchaser is required to have the Property audited under the regulations of the Securities and Exchange Commission, and Altman shall provide to such auditor a representation letter from time to time made as of that day such representation letter is delivered and applicable solely to knowledge as of that day (and not as to any time in the future) regarding the books and records of the Property, in substantially the form of Appendix 9.14 attached hereto as EXHIBIT I (provided, however, such form shall be permitted to be altered so that the information contained therein shall be accurate in all material respects as of the date given), in connection with the normal course of auditing the Property in accordance with generally accepted auditing standards. Purchaser agrees to indemnify and hold harmless Sellers and Sellers' agents from and against any and all claims, damages, losses and liabilities (including, without limitation, attorneys' fees) to which Altman and/or Altman's agents are at any time subjected by any person, including, without limitation, those persons that are not a party to this Agreement, as a result of Sellers' compliance with this subsection. Altman's obligations under this Section 17 shall survive the Closing for a period of three years. Notwithstanding anything contained herein to the contrary, in the event that pursuant to Purchaser's applicable auditing requirements, Purchaser can opt to audit a third party other than Altman, Purchaser shall use its best faith efforts, and act diligently with respect to, auditing such third party in lieu of Sellers. Purchaser agrees to pay any and all costs incurred by Altman (including, without limitation, attorneys' fees) with respect to its obligations set forth in this Section 17.

  19. TAX STRUCTURE. Notwithstanding anything to the contrary contained in this Agreement, the Seller and Purchaser may disclose to any and all Persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of this transaction and the transactions contemplated by this Agreement, including the acquisition of the Partnership Interests, and all materials of any kind (including opinions or other tax analyses) that are provided to the Sellers or the Purchaser relating to such tax treatment and tax structure except to the extent maintaining such confidentiality is necessary to comply with any applicable federal or state securities laws; provided, however, that no party (and no employee, representative or other agent thereof) shall disclose any other information that is not necessary to understand the tax treatment in respect of the transactions contemplated by this Agreement.

  20. NOTICE TO ILLINOIS DEPARTMENT OF REVENUE ("IDR"). The Sellers, severally, hereby agree to indemnify, protect, defend and hold Purchaser harmless from and against any loss, cost, damage, claim, liability or expense, including reasonable attorneys' fees and court costs, arising out of such Seller's failure to comply with the requirements set forth in 35 ILCS 5/902(d) or 35 ILCS 120/5(j) (the "Acts"). The provisions of this
Section 20 shall survive the Closing for a period of three (3) years after the Closing Date.

      IN WITNESS WHEREOF, Sellers and Purchaser have executed this Agreement as of the Effective Date.



                              SELLERS:


                              ALTMAN DEVELOPMENT CORPORATION,
                              a Michigan corporation

                              By:         /s/ Timothy A. Peterson
                              Name:       Timothy A. Peterson
                              Title:      CFO
                              Date:       August 20, 2004




                              TOPPEL RIVER RUN, LTD.,
                              a Florida limited partnership

                              By:         Toppel Management, Inc.,
                                          a Florida Corporation,
                                          its general partner

                              By:         /s/ Kevin Kassebaum
                              Name:       Kevin Kassebaum
                              Title:      Treasurer
                              Date:       8/20/04




                              RIVER RUN ASSOCIATES, LLC,
                              a Florida limited liability company

                              By:         Robert E. Milhous Trust
                                          dated March 11, 1988,
                                          its managing member

                              By:         /s/ Robert E. Milhous
                              Name:       Robert E. Milhous
                              Title:      Trustee
                              Date:       8/20/04


                              By:         Paul Ballard Milhous Trust
                                          dated March 11, 1988,
                                          its managing member

                              By:         /s/ Paul Ballard Milhous
                              Name:       Paul Ballard Milhous
                              Title:      Trustee
                              Date:       8/20/04

                              LEONARD L. ABESS, SR., REVOCABLE TRUST
                              DATED APRIL 8, 1992

                              By:         [ executed signature ]
                              Name:       [ illegible name ]
                              Title:      Attorney for the Trust
                              Date:       August 19, 2004



                              /s/ Joel L. Altman
                              JOEL L. ALTMAN, Individually

                              Date:       August 20, 2004




                              ALTMAN PARTNERS RIVER RUN, LTD.,
                              a Florida limited partnership

                              By:         Altman Development Corporation,
                                          a Michigan corporation,
                                          its general partner

                              By:         /s/ Joel L. Altman
                              Name:       Joel L. Altman
                              Title:      CEO
                              Date:       August 20, 2004




                              ADC EQUITY PARTNERS RIVER RUN, LTD,
                              a Florida limited partnership

                              By:         Altman Development Corporation,
                                          a Michigan corporation,
                                          its general partner

                              By:         /s/ Joel L. Altman
                              Name:       Joel L. Altman
                              Title:      CEO
                              Date:       August 20, 2004

                              LEONARD L. ABESS, SR., REVOCABLE TRUST
                              DATED APRIL 8, 1992

                              By:
                              Name:
                              Title:
                              Date:




                              JOEL L. ALTMAN, Individually






                              ALTMAN PARTNERS RIVER RUN, LTD.,
                              a Florida limited partnership

                              By:         Altman Development Corporation,
                                          a Michigan corporation,
                                          its general partner

                              By:         /s/ Timothy A. Peterson
                              Name:       Timothy A. Peterson
                              Title:      CFO
                              Date:       August 20, 2004




                              ADC EQUITY PARTNERS RIVER RUN, LTD,
                              a Florida limited partnership

                              By:         Altman Development Corporation,
                                          a Michigan corporation,
                                          its general partner

                              By:         /s/ Timothy A. Peterson
                              Name:       Timothy A. Peterson
                              Title:      CFO
                              Date:       August 20, 2004

                              PURCHASER:

                              AMLI RESIDENTIAL PROPERTIES, L.P.,
                              a Delaware limited partnership

                              By:         AMLI Residential Properties
                                          Trust, its general partner

                              By:         /s/ Fred Shapiro
                              Name:       Fred Shapiro
                              Title:      Senior Vice President
                              Date:       August 20, 2004




                              AMLI RESIDENTIAL PROPERTIES, LLC,
                              a Delaware limited liability company

                              By:         /s/ Fred Shapiro
                              Name:       Fred Shapiro
                              Title:      Senior Vice President
                              Date:       August 20, 2004




                              THE OWNER:


                              THE RESERVE AT RIVER RUN LIMITED PARTNERSHIP, a Florida limited partnership

                              By:         Altman Development Corporation,
                                          a Michigan corporation,
                                          its sole general partner

                              By:         /s/ Timothy A. Peterson
                              Name:       Timothy A. Peterson
                              Title:      CFO
                              Date:       August 20, 2004

                              ESCROW AGENT:


                              CHICAGO TITLE INSURANCE COMPANY

                              By:         /s/ Ellen Schwab
                              Name:       Ellen Schwab
                              Title:      Escrow Officer
                              Date:       August 20, 2004